Exhibit 10.1

Execution Version

AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT

This AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT (together with all exhibits, schedules and attachments hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of June 27, 2019, amends, restates and replaces in its entirety the Restructuring Support Agreement dated as of May 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original RSA”), by and among:

(i)	Bristow Group, Inc. (“Bristow Parent”);

(ii)

each of the undersigned guarantors of the Secured Notes (as defined below) (the “Guarantors” and, together with Bristow Parent and certain of its subsidiaries, the “Debtors” or the “Company” and each a “Debtor” or a “Company Party”);

(iii)

each of the undersigned holders of, or nominees, investment managers, advisors or subadvisors to funds and/or accounts that are holders of (the “Supporting Secured Noteholders”) the 8.75% Senior Secured Notes due 2023 issued by Bristow Parent (the “Secured Notes”) pursuant to that certain Indenture, dated as of March 6, 2018 (as amended, the “Secured Notes Indenture” and the documentation executed in connection therewith or relating thereto, the “Secured Notes Documents”) among Bristow Parent, U.S. Bank National Association, as trustee (in such capacity, the “Secured Notes Trustee”), and each of the Guarantors; and

(iv)

each of the undersigned holders of, or nominees, investment managers, advisors or subadvisors to funds and/or accounts that are holders of (the “Supporting Unsecured Noteholders” and, together with the Supporting Secured Noteholders, the “Supporting Noteholders”)[1] (A) the 6.25% Senior Unsecured Notes due 2022 issued by Bristow Parent (the “6.25% Senior Notes”) pursuant to that certain Third Supplemental Indenture, dated as of October 12, 2012 (the “6.25% Senior Notes Indenture” and the documentation executed in connection therewith or related thereto, the “6.25% Senior Notes Documents”) among Bristow Parent, U.S. Bank National Association, as trustee (in such capacity, the “6.25% Senior Notes Trustee”), and each of the Guarantors, and/or (B) the 4.50% Convertible Notes due 2023 issued by Bristow Parent (the “Convertible Notes” and, together with the 6.25% Senior Notes, the “Unsecured Notes”) pursuant to that certain Sixth Supplemental Indenture, dated as of December 18, 2017 (the “Convertible Notes Indenture” and the documentation executed in connection therewith or related thereto, the “Convertible Notes Documents”) among Bristow Parent, U.S. Bank National Association, as trustee (in such capacity, the “Convertible Notes Trustee”), and each of the Guarantors.

The Company, the Supporting Secured Noteholders and the Supporting Unsecured Noteholders are each referred to herein individually as a “Party” and collectively as the “Parties”.

[1]

To the extent a Supporting Unsecured Noteholder is not a member of the Unsecured Notes Ad Hoc Group, such Supporting Unsecured Noteholder may nonetheless be a Supporting Unsecured Noteholder if consented to by the Required Supporting Unsecured Noteholders; provided that the Required Supporting Unsecured Noteholders are hereby deemed to have consented to each Supporting Secured Noteholder who signs this Agreement within one business day of the RSA Effective Time being a Supporting Unsecured Noteholder with respect to any Unsecured Notes held by such Supporting Secured Noteholder.

RECITALS

WHEREAS, the Company Parties and the Supporting Secured Noteholders entered into the Original RSA to implement a reorganization and recapitalization of the Company pursuant to the terms thereof;

WHEREAS, subsequent to the effectiveness of the Original RSA, the Parties engaged in arm’s length, good faith discussions, which culminated in the settlement that will be implemented through this Agreement and that resolves the Parties’ disputes and all other matters with respect to this Agreement and the Restructuring (as defined below);

WHEREAS, the Parties wish to reorganize and recapitalize the Company in accordance with a chapter 11 plan of reorganization (the “Plan”) that implements a restructuring (the “Restructuring”) on the terms and conditions set forth in the term sheet attached hereto as Exhibit A (together with all exhibits, schedules and attachments thereto and as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Restructuring Term Sheet”);2

WHEREAS, the Supporting Secured Noteholders have agreed to the use of their cash collateral on the terms set forth in the Restructuring Term Sheet;

WHEREAS, the Supporting Secured Noteholders provided certain senior secured financing to the Company in the amount of $75,000,000 prior to the commencement of any chapter 11 cases (the “Prepetition Term Loan”; the lenders thereof, the “Prepetition Term Lenders”) and a commitment to provide an additional $75,000,000 as debtor in possession financing (the “Original DIP Loan Commitment”) after the Petition Date (as defined below);

WHEREAS, certain Supporting Secured Noteholders and certain Supporting Unsecured Noteholders have committed to provide an alternative $150,000,000 as debtor in possession financing (the “DIP Loan”) after the Petition Date, on the terms and subject to the conditions set forth in the commitment letter executed as of the date hereof (the “DIP Commitment Letter”) and the term sheet thereto and attached to the Restructuring Term Sheet as Exhibit 1 (the “DIP Term Sheet”);

WHEREAS, certain Supporting Secured Noteholders and certain Supporting Unsecured Noteholders (in such capacity, collectively, the “Backstop Commitment Parties”) have committed to backstop an offering of equity interests in Bristow Parent in connection with the Restructuring, as set forth in the Restructuring Term Sheet;

WHEREAS, in order to effectuate the Restructuring, the Debtors filed petitions on May 11, 2019 commencing (the date of such commencement, the “Petition Date”) voluntary cases (the “Chapter 11 Cases”) under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”); and

WHEREAS, this Agreement is the product of arm’s length, good faith negotiations among the Parties.

[2]	Capitalized terms used but not defined in this Agreement are given the meanings ascribed to them in the Restructuring Term Sheet.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

AGREEMENT

Section 1.    Certain Definitions. As used in this Agreement, the following terms have the following meanings:

(a)	“6.25% Senior Note Claim” means any Claim arising under, derived from, or based upon the 6.25% Senior Notes, including without limitation pursuant to any Trades.

(b)	“Approval Order” means the entry of an order authorizing the Debtors to enter into this Agreement and enter into the Backstop Commitment Agreement, which order shall be the Confirmation Order.

(c)

“Backstop Commitment Agreement” means the backstop commitment agreement to be entered into among Bristow Parent and the Backstop Commitment Parties, on terms consistent with the Restructuring Term Sheet.

(d)	“Backstop Parties” means, collectively, the Unsecured Backstop Parties and the Secured Backstop Parties.

(e)	“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

(f)	“Convertible Note Claim” means any Claim arising under, derived from, or based upon the Convertible Notes, including without limitation pursuant to any Trades.

(g)	“DIP Credit Agreement” has the meaning set forth in the DIP Term Sheet.

(h)	“DIP Lenders” has the meaning set forth in the DIP Term Sheet.

(i)	“Equity Rights Offering” means a $400 million new money rights offering to purchase Reorganized Equity (as defined in the Restructuring Term Sheet) to be consummated on the Effective Date.

(j)

“Interests” means any equity interests in Bristow Parent existing prior to the consummation of the Restructuring. For purposes of this Agreement, “equity interests” means any: (i) partnership interests; (ii) membership interests or units; (iii) shares of capital stock; (iv) other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity; (v) subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any person or entity to purchase or otherwise acquire membership interests or units, capital stock, or any other equity securities; (vi) securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, capital stock, or any other equity securities; or (vii) other interest classified as an equity security.

(k)

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, governmental or regulatory authority, legal entity or association.

(l)

“Required Backstop Parties” shall mean, at any time, (i) at least two unaffiliated Supporting Secured Noteholders providing at least 66 2⁄3% of the backstop commitments provided by Supporting Secured Noteholders pursuant to the Backstop Commitment Agreement[3] and (ii) two or more unaffiliated Supporting Unsecured Noteholders providing at least 66 2⁄3% of the backstop commitments provided by Supporting Unsecured Noteholders pursuant to the Backstop Commitment Agreement.

(m)	“Required DIP Lenders” shall have the meaning set forth in the DIP Term Sheet.

(n)	“Required Supporting Noteholders” means the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders.

(o)

“Required Supporting Secured Noteholders” means, at any time, two or more unaffiliated Supporting Secured Noteholders holding greater than 66 2⁄3% of the principal amount of the outstanding Secured Note Claims held by the Supporting Secured Noteholders.

(p)

“Required Supporting Unsecured Noteholders” means, at any time, two or more unaffiliated Supporting Unsecured Noteholders holding greater than 66 2⁄3% of the principal amount of the outstanding Unsecured Note Claims held by the Supporting Unsecured Noteholders.

(q)	“Secured Backstop Parties” means those Supporting Secured Noteholders that have executed the Backstop Commitment Agreement.

(r)	“Secured Note Claim” means any Claim arising under, derived from, or based upon the Secured Notes, including without limitation pursuant to any Trades.

(s)

“Secured Noteholder” means any person that either: (i) is the sole legal and beneficial owner of a Secured Note Claim; (ii) has investment or voting discretion or control with respect to discretionary accounts for holders or beneficial owners of a Secured Note Claim; (iii) holds an undivided 100% beneficial interest or other participation interest in and to a Secured Note Claim; or (iv) is a Supporting Noteholder that holds a Secured Note Claim pursuant to an outstanding Trade.

(t)	“Secured Notes Ad Hoc Group” means the ad hoc group of Secured Noteholders represented by Davis Polk & Wardwell LLP and PJT Partners LP.

(u)	“Supporting Class” means the Supporting Secured Noteholders or the Supporting Unsecured Noteholders, as applicable.

(v)

“Trade” means a contractual obligation to purchase and acquire (net of any obligation to sell any Secured Note Claim or Unsecured Note Claim, as applicable) a Secured Note Claim from any Secured Noteholder or an Unsecured Note Claim from any Unsecured Noteholder, which Trade, as of the date hereof, remains an outstanding obligation to

[3]

For purposes of determining the “Required Backstop Parties” at any time prior to execution of the Backstop Commitment Agreement, the backstop commitments provided by each Supporting Secured Noteholder shall be deemed to be equal to such Supporting Secured Noteholder’s ratable share of $40 million based upon the Secured Note Claims held by such Supporting Secured Noteholder as a proportion of the aggregate Secured Note Claims held by Supporting Secured Noteholders at such time.

purchase and acquire a Secured Note Claim or Unsecured Note Claim, as applicable, and such Supporting Noteholder has not yet settled the Trade as an assignment, participation or other transfer of such a Secured Note Claim or Unsecured Note Claim, as applicable.

(w)

“Transaction Expenses” means all reasonable and documented out-of-pocket fees and expenses of the Secured Notes Ad Hoc Group (including the fees and expenses of Davis Polk & Wardwell LLP, PJT Partners LP, Haynes and Boone, LLP, Daugherty, Fowler, Peregrin, Haught & Jenson and one local counsel in each jurisdiction) and the Unsecured Notes Ad Hoc Group (including the fees and expenses of Kirkland & Ellis LLP and Ducera Partners LLC and one aviation counsel) in connection with this Agreement, the Restructuring Documents and the transactions contemplated hereby and thereby.

(x)	“Unsecured Backstop Parties” means the Supporting Unsecured Noteholders that sign the Backstop Commitment Agreement.

(y)	“Unsecured Note Claim” means any Convertible Note Claim or 6.25% Senior Note Claim.

(z)

“Unsecured Noteholder” means any person that either: (i) is the sole legal and beneficial owner of an Unsecured Note Claim; (ii) has investment or voting discretion or control with respect to discretionary accounts for holders or beneficial owners of an Unsecured Note Claim; (iii) holds an undivided 100% beneficial interest or other participation interest in and to an Unsecured Note Claim; or (iv) is a Supporting Noteholder that holds an Unsecured Note Claim pursuant to an outstanding Trade.

(aa)	“Unsecured Notes Ad Hoc Group” means the ad hoc group of Unsecured Noteholders represented by Kirkland & Ellis LLP and Ducera Partners LLC.

Section 2.    Definitive Documentation.

2.01.    Incorporation of Exhibits and Schedules. Each of the exhibits and schedules attached hereto, including without limitation the Restructuring Term Sheet and all exhibits thereto, are expressly incorporated by reference and made part of this Agreement as if fully set forth herein. The Restructuring Term Sheet sets forth the material terms and conditions of the Plan and the Restructuring. Except as otherwise provided herein, neither this Agreement nor the Restructuring Term Sheet nor any provision hereof or thereof may be modified, amended, waived or supplemented except in accordance with Section 7.17 hereof.

2.02.    Restructuring Documents.

(a)

The definitive documents and agreements governing the Restructuring (collectively, the “Restructuring Documents”) shall consist of the following: (i) the final order to be entered by the Bankruptcy Court approving the use of cash collateral, substantially in the form attached to the Restructuring Term Sheet as Exhibit 2 (the “Final Cash Collateral Order” and, together with the interim order governing the use of cash collateral entered by the Bankruptcy Court on May 14, 2019 [Docket No. 98] (as amended) (the “Interim Cash Collateral Order”), the “Cash Collateral Orders”)[4] consistent with the Restructuring Term Sheet; (ii) the Plan (and all exhibits and supplements thereto, which in each case shall be consistent with the Restructuring Term Sheet), it being acknowledged

[4]	In the event of a conflict between the Final Cash Collateral Order and the Interim Cash Collateral Order, the Final Cash Collateral Order shall control.

and agreed that a condition precedent to consummation of the Plan shall be that the Approval Order has been entered and each of the Approval Order and this Agreement remains in full force and effect; (iii) the disclosure statement with respect to such Plan (the “Disclosure Statement”), the other solicitation materials in respect of the Plan (such materials, collectively, the “Solicitation Materials”), the motion to conditionally approve the Disclosure Statement and Solicitation Materials and the order to be entered by the Bankruptcy Court conditionally approving the Disclosure Statement and Solicitation Materials and allowing solicitation of the Plan to commence (the “Conditional Disclosure Statement Order”), the motion to approve the Disclosure Statement and Solicitation Materials and the order to be entered by the Bankruptcy Court approving the Disclosure Statement and Solicitation Materials as containing, among other things, “adequate information” as required by section 1125 of the Bankruptcy Code (the “Final Disclosure Statement Order”); (iv) the documents evidencing and securing the DIP Loan and the final order to be entered by the Bankruptcy Court approving the DIP Loan (the “DIP Order”), in each case consistent with the Restructuring Term Sheet; (v) the order to be entered by the Bankruptcy Court confirming the Plan (the “Confirmation Order”) and pleadings in support of entry of the Confirmation Order; (vi) documentation relating to the Exit Facility or any other exit financing, in each case consistent with the Restructuring Term Sheet; (vii) the Backstop Commitment Agreement and the rights offering documents and procedures consistent with the Restructuring Term Sheet (provided that, the plan equity value associated therewith shall be as set forth in the Backstop Commitment Agreement, and may differ from the Plan Equity Value (as defined in the Restructuring Term Sheet)) (and all exhibits and other documents and instruments related thereto); (viii) those material motions, applications, and proposed court orders that the Company files with the Bankruptcy Court (the “Bankruptcy Pleadings”); (ix) the business plan and fleet plan for the reorganized Company; (x) the documents or agreements for the governance of the reorganized Company, including any shareholders’ agreements and certificates of incorporation, in each case consistent with the Restructuring Term Sheet; (xi) the documents or agreements related to the MIP (as defined in the Restructuring Term Sheet) consistent with the terms of the Restructuring Term Sheet and (xii) such other material documents, pleadings, agreements or supplements as may be reasonably necessary to implement the Restructuring consistent with the terms of the Restructuring Term Sheet.

(b)

The Restructuring Documents (other than the Bankruptcy Pleadings previously filed with, or approved by, the Bankruptcy Court) remain subject to negotiation and completion as of the RSA Effective Time (as defined below); and such Restructuring Documents, including any amendments, supplements or modifications thereof, shall contain terms and conditions consistent in all material respects with this Agreement and the Restructuring Term Sheet, and shall otherwise be in form and substance reasonably acceptable to each of the Debtors, the Required Backstop Parties, the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders; provided that the Final Cash Collateral Order shall be in form and substance acceptable to the Required Supporting Secured Noteholders (it being understood that the form attached as Exhibit 2 to the Restructuring Term Sheet is acceptable to all Parties); provided, further, that the DIP Credit Agreement, all related documents thereto, and the DIP Order shall be in form and substance acceptable to each of the Debtors and the Required DIP Lenders (provided that all documents and all amendments to or modifications of any document that would have the effect of altering the treatment to be provided to any DIP Lender under the Plan shall be in form and substance acceptable to each DIP Lender affected thereby); provided, further, that the Backstop Commitment Agreement and the rights offering documents and procedures shall be in form and substance acceptable to each of the Debtors, each DIP Lender and each Backstop Party, including any plan equity value that is set forth in the Backstop Commitment Agreement; provided, further, that the Confirmation Order shall be in form and substance acceptable to each of the Debtors, the Required Backstop Parties, the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders. Notwithstanding anything to the contrary contained herein, the agreement of the Parties to consummate the Restructuring shall be subject to the completion of all necessary and/or appropriate definitive documentation, including the Restructuring Documents, and the exercise of the fiduciary obligations and duties of the Debtors. The Company acknowledges and agrees that it will provide advance draft copies of all Restructuring Documents to counsel to the Secured Notes Ad Hoc Group and counsel to the Unsecured Notes Ad Hoc Group as soon as practicable prior to the time any Company Party intends to file such pleading or other document.

Section 3.    Agreements of the Supporting Noteholders.

3.01.    Support of Restructuring. From the RSA Effective Time and as long as this Agreement has not been terminated pursuant to the terms hereof (such period, the “Effective Period”), and subject to the terms of this Agreement (including the terms and conditions set forth in the Restructuring Term Sheet), each Supporting Noteholder agrees that it shall:

(a)

negotiate the Restructuring Documents in good faith, which will contain terms consistent with this Agreement and the Restructuring Term Sheet, and coordinate its activities with the other Parties (to the extent practicable and subject to the terms hereof) in respect of all matters concerning the implementation and consummation of the Restructuring;

(b)

not (i) object to, delay, postpone, challenge, reject, oppose or take any other action that would reasonably be expected to prevent, interfere with, delay or impede, directly or indirectly, in any material respect, the approval, acceptance or implementation of the Restructuring on the terms set forth in the Restructuring Term Sheet, (ii) directly or indirectly solicit, negotiate, propose, enter into, consummate, file with the Bankruptcy Court, vote for or otherwise knowingly support, participate in or approve any plan of reorganization, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or its indebtedness other than the Plan (in each case, an “Alternative Transaction”), or (iii) object to or oppose, or support any other person’s efforts to object to or oppose, any motions filed by the Company that are consistent with this Agreement, including any request by the Company to extend its exclusive periods to file the Plan and solicit acceptances thereof;

(c)

(i) subject to receipt of the Disclosure Statement and other Solicitation Materials approved by the Conditional Disclosure Statement Order or the Final Disclosure Statement Order (as applicable), timely vote, or cause to be voted, its Claims and Interests (including any Post-RSA Effective Time Claims or Interests (as defined below)) to accept the Plan following the commencement of solicitation of votes for the Plan, by delivering their duly executed and completed ballots accepting the Plan; (ii) refrain from changing, revoking or withdrawing (or causing such change, revocation or withdrawal of) such vote or consent; provided, however, that, subject to the order approving the Disclosure Statement and solicitation procedures, such vote may be revoked (and, upon such revocation, deemed void ab initio) by such Supporting Noteholder at any time following the expiration of the Effective Period, or upon termination of this Agreement as to such Supporting Noteholder pursuant to the terms hereof (other than a termination resulting from a breach of this agreement by such Supporting Noteholder); and (iii) to the extent it is permitted to elect whether to opt out of any releases set forth in the Plan, not elect to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot or documents indicating such;

(d)	in the case of the Backstop Commitment Parties, backstop the Equity Rights Offering as described in this Agreement;

(e)

except to the extent expressly contemplated under the Plan or this Agreement, it will not, and it will not direct, the Secured Notes Trustee, the 6.25% Senior Notes Trustee or the Convertible Notes Trustee, as applicable, or any other person, to exercise any right or remedy for the enforcement of the Secured Notes Claims or the Unsecured Notes Claims, as applicable;

(f)

not object to or challenge, or support any other party that objects to or challenges, the validity, enforceability, priority or any terms of or payments under the DIP Loan or any lien, security interest, Claim, Interest or adequate protection in respect thereof;

(g)

with respect to the Supporting Unsecured Noteholders, not object to or challenge, or support any other party that objects to or challenges, the validity, enforceability, perfection, priority or any terms of or payments under the Secured Notes or the Prepetition Term Loan or any lien, security interest, Claim, Interest or adequate protection in respect of any of the foregoing;

(h)

with respect to the Supporting Secured Noteholders, not object to or challenge, or support any other party that objects to or challenges, the validity or enforceability of the Unsecured Notes or any Claim or Interest of any Supporting Unsecured Noteholder in respect thereof;

(i)

not seek to, and not support any other party that seeks to, disgorge or recharacterize as principal any payment of interest, fees or expenses paid pursuant to the Prepetition Term Loan, the Secured Notes, the DIP Loan, the Cash Collateral Orders, the DIP Order or the Confirmation Order, or any other order of the Bankruptcy Court governing the use of the collateral of the Secured Noteholders or the DIP Lenders;

(j)

not (i) file a pleading seeking authority to amend or modify, the Restructuring Documents or any other document relating to the Restructuring in a manner that is inconsistent with this Agreement, (ii) file or seek authority to file any pleading that is materially inconsistent with the Restructuring or the terms of this Agreement, or (iii) taken any action that is materially inconsistent with, or is intended or is reasonably likely to interfere with, consummation of the Restructuring;

(k)	support, and in good faith take all actions necessary and reasonably requested by the Debtors to obtain entry of the order confirming the Plan and the consummation of the Restructuring; and

(l)

with respect to the Supporting Unsecured Noteholders, support, and in good faith take all actions necessary and reasonably requested by the Debtors or the Secured Notes Ad Hoc Group to obtain entry of the Final Cash Collateral Order in the form attached to the Restructuring Term Sheet as Exhibit 2;

(m)	support, and in good faith take all actions necessary and reasonably requested by the Debtors to obtain entry of the Approval Order; and

(n)	support the motion to approve the KEIPs (as defined in the Restructuring Term Sheet) as set forth in the Restructuring Term Sheet.

3.02.    Rights of Supporting Noteholders Unaffected. Nothing contained herein shall limit:

(a)

the rights of a Supporting Noteholder under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including, without limitation, appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as the exercise of any such right is consistent with such Supporting Noteholder’s obligations hereunder;

(b)	the ability of a Supporting Noteholder to purchase, sell, or enter into any transactions in connection with its Claims or Interests, subject to the terms hereof and applicable law;

(c)

any right of a Supporting Noteholder to take or direct any action relating to the maintenance, protection, or preservation of any collateral provided that such action is consistent with this Agreement;

(d)

subject to the terms hereof, any right of a Supporting Noteholder under (i) the Secured Notes Indenture, the 6.25% Senior Notes Indenture or the Convertible Notes Indenture, as applicable, or constitute a waiver or amendment of any provision of the Secured Notes Indenture, the 6.25% Senior Notes Indenture or the Convertible Notes Indenture or (ii) any other applicable agreement, instrument or document that gives rise to a Supporting Noteholder’s Claims or Interests, as applicable, or constitute a waiver or amendment of any provision of any such agreement, instrument or document;

(e)	the ability of a Supporting Noteholder to consult with other Supporting Noteholders or the Company; or

(f)	the ability of a Supporting Noteholder to enforce any right, remedy, condition, consent or approval requirement under this Agreement or any of the Restructuring Documents.

3.03.    Transfer of Claims and Interests. During the Effective Period, no Supporting Noteholder shall sell, contract to sell, give, assign, participate, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase or otherwise transfer or dispose of any economic, voting or other rights in or to, by operation of law or otherwise (each, a “Transfer”) any of its Claims or Interests (including any Post-RSA Effective Time Claims or Interests (as defined below)), or any right or interest (voting or otherwise) therein (including granting any proxies, depositing any Claims or Interests into a voting trust or entering into a voting agreement with respect to any Claims or Interests); provided, however, that any Supporting Noteholder may Transfer any of its Claims or Interests (including any Post-RSA Effective Time Claims or Interests) to any person or entity (so long as such Transfer is not otherwise prohibited by any order of the Bankruptcy Court) that (a) agrees in writing, in substantially the form attached hereto as Exhibit B (a “Transferee Joinder”), to be bound by the terms of this Agreement (each such transferee, a “Transferee”) or (b) is a Supporting Noteholder, provided that, upon any purchase, acquisition or assumption by any Supporting Noteholder of any Claims or Interests, such Claims or Interests shall automatically be deemed to be subject to the terms of this Agreement. Subject to the terms and conditions of any order of the Bankruptcy Court, the transferring Supporting Noteholder shall provide the Company and its counsel, counsel for the Secured Notes Ad Hoc Group and counsel for the Unsecured Notes Ad Hoc Group with a copy of any Transferee Joinder executed by such Transferee within three business days following such execution in which event (y) the Transferee shall be deemed to be a Supporting Noteholder hereunder with respect to all of its owned or controlled Claims and Interests and rights or interests (voting or otherwise, including without limitation any subscription rights associated therewith) and (z) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement solely to the extent of such transferred Claims or Interests. With respect to Claims or Interests held by the relevant Transferee upon consummation of a Transfer, such Transferee is deemed to make all of the representations and warranties of a Supporting Noteholder set forth in this Agreement. Any Transfer of any Supporting Noteholder’s Claim that does not comply with the foregoing shall be deemed void ab initio and the Company and each other Supporting Noteholder shall have the right to enforce the voiding of such Transfer.

3.04.    Qualified Marketmaker Transfers. Notwithstanding anything herein to the contrary, (a) a Supporting Noteholder may Transfer any right, title, or interest in its Claims to an entity that is acting in its capacity as a Qualified Marketmaker (as defined below) without the requirement that the Qualified Marketmaker be or become a Supporting Noteholder only if such Qualified Marketmaker has purchased such Claims with a view to immediate resale of such Claims (by purchase, sale, assignment, transfer, participation or otherwise) as soon as reasonably practicable, and in no event later than the earlier of (i) one business day prior to any voting deadline with respect to the Plan (solely if such Qualified Marketmaker acquires such Claims prior to such voting deadline) and (ii) twenty business days of its acquisition to a Transferee that is or becomes a Supporting Noteholder (by executing a Transferee Joinder in accordance with Section 3.03); and (b) to the extent that a Supporting Noteholder is acting in its capacity as a Qualified Marketmaker, it may Transfer or participate any right, title, or interest in any Claims that such Qualified Marketmaker acquires from a holder of such Claims who is not a Supporting Noteholder without the requirement that the transferee be or become a Supporting Noteholder. Notwithstanding the foregoing, (y) if at the time of a proposed Transfer of any Claim to the Qualified Marketmaker in accordance with the foregoing, the date of such proposed Transfer is on or before the voting deadline with respect to the Plan, the proposed transferor Supporting Noteholder shall first vote such Claim in accordance with the requirements of Section 3.01(c) hereof prior to any Transfer or (z) if, after a transfer in accordance with this Section 3.04, a Qualified Marketmaker is holding a Claim on the voting deadline with respect to the Plan, such Qualified Marketmaker shall vote such Claim in accordance with the requirements of Section 3.01(c) hereof. For these purposes, a “Qualified Marketmaker” means an entity that: (A) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Company and its affiliates (including debt securities or other debt) or enter into with customers long and short positions in claims against the Company and its affiliates (including debt securities or other debt), in its capacity as a dealer or marketmaker in such claims against the Company and its affiliates; and (B) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt). A Qualified Marketmaker acting in such capacity may purchase, sell, assign, transfer or participate any Claims other than Claims held by a Supporting Noteholder without any requirement that the transferee be or become subject to this Agreement.

3.05.    Additional Claims and Interests. Nothing herein shall be construed to restrict a right to acquire Claims or Interests after the RSA Effective Time (defined below). To the extent any Supporting Noteholder acquires any Claims or Interests after the RSA Effective Time (such Claims or Interests, the “Post-RSA Effective Time Claims or Interests”), each such Supporting Noteholder agrees that such acquired Post-RSA Effective Time Claims or Interests shall be automatically subject to this Agreement and that such Supporting Noteholder shall be bound by and subject to this Agreement with respect to such acquired Post-RSA Effective Time Claims or Interests. A Supporting Noteholder may sell or assign any Post-RSA Effective Time Claims or Interests, subject to Section 3.03, and provided that any Post-RSA Effective Time Claims or Interests that are sold or assigned shall remain subject to this Agreement.

3.06.    Additional Parties. Any Secured Noteholder or Unsecured Noteholder may, at any time after the RSA Effective Time, become a party to this Agreement as a Supporting Noteholder (an “Additional Party”) by executing a joinder agreement substantially in the form attached as Exhibit C hereto (an “Additional Party Joinder”), pursuant to which such Additional Party shall be bound by the terms of this Agreement as a Supporting Noteholder hereunder.

Section 4.    Agreements of the Company Parties.

4.01.    Commitments of the Company Parties. During the Effective Period, subject to the terms of this Agreement (including the terms and conditions set forth in the Restructuring Term Sheet) and entry of the Approval Order, each Company Party, jointly and severally, agrees, that it shall, and, to the extent applicable and subject to section 7.03 hereof, that it shall direct its direct and indirect subsidiaries to:

(a)

(i) do all things necessary and proper to seek approval of this Agreement and the Plan, and to complete the Restructuring, including, without limitation, seeking entry of the DIP Order, the Conditional Disclosure Statement Order, the Final Disclosure Statement Order (which will be a standalone order if the Conditional Disclosure Statement Order is not entered, but may be combined with the Confirmation Order if the Conditional Disclosure Statement Order is entered), and the Confirmation Order, (ii) prosecute and defend any appeals relating to the Confirmation Order or otherwise relating to the Restructuring, (iii) negotiate in good faith all Restructuring Documents, coordinate its activities with the other Parties hereto (to the extent practicable and subject to the terms hereof) in respect of all matters concerning the implementation and consummation of the Restructuring and take any and all necessary and appropriate actions in furtherance of this Agreement, (iv) seek to comply with each Case Milestone (as defined below) set forth in this Agreement, and (v) operate its business in the ordinary course, taking into account the Restructuring;

(b)

not (i) amend or modify, or file a pleading seeking authority to amend or modify, the Restructuring Documents or any other document relating to the Restructuring in a manner that is materially inconsistent with this Agreement, (ii) file or seek authority to file any pleading that is materially inconsistent with the Restructuring or the terms of this Agreement, or (iii) taken any action that is materially inconsistent with, or is intended or is reasonably likely to interfere with, consummation of the Restructuring;

(c)

timely file a formal objection to any motion filed with the Bankruptcy Court by any Person seeking the entry of an order (i) directing the appointment of an examiner with expanded powers or a trustee, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing the Chapter 11 Cases, (iv) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization or (v) for relief that (A) is inconsistent with this Agreement in any material respect or (B) would, or would reasonably be expected to, frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring;

(d)

seek entry of the Final Cash Collateral Order and timely file a formal written response in opposition to any objection filed with the Bankruptcy Court by any Person with respect to the use of cash collateral or with respect to any of the adequate protection granted to the Supporting Secured Noteholders pursuant to any of the Cash Collateral Orders or otherwise;

(e)

use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third party approvals necessary or required for the implementation or consummation of the Restructuring or the approval by the Bankruptcy Court of the Restructuring Documents;

(f)

provide reasonably prompt written notice to the Supporting Noteholders between the date hereof and the Effective Date of (i) the occurrence, or failure to occur, of any event of which any Company Party has actual knowledge which occurrence or failure would be likely to cause (A) any covenant of any Company Party contained in this Agreement not to be satisfied in any material respect or (B) any condition precedent contained in the Plan not to timely occur or become impossible to satisfy, (ii) receipt of any notice from any third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Restructuring, (iii) receipt of any material notice, including from any governmental unit with jurisdiction, of any proceeding commenced, or, to the actual knowledge of any Company Party, threatened against any Company Party, relating to or involving or otherwise affecting in any respect the transactions contemplated by the Restructuring, and (iv) any failure of any Company Party to comply, in any material respect, with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

(g)

provide to the Secured Notes Ad Hoc Group and the Unsecured Notes Ad Hoc Group and/or their respective professionals, upon reasonable advance notice to the Company, (i) reasonable access to the respective management and advisors of the Company for the purposes of evaluating the Company’s finances and operations and participating in the planning process with respect to the Restructuring, (ii) prompt access to any information provided to any existing or prospective financing sources (including lenders under any exit financing) and (iii) timely and reasonable responses to all diligence requests;

(h)

provide draft copies of all Bankruptcy Pleadings (including all Restructuring Documents) the Company intends to file with the Bankruptcy Court to counsel to the Secured Notes Ad Hoc Group and counsel to the Unsecured Notes Ad Hoc Group at least two business days prior to the date when any Company Party intends to file any such pleading or other document (provided that if delivery of such pleading or other document (other than the Plan, the Disclosure Statement, the Confirmation Order or any adequate protection order) at least two business days in advance is not reasonably practicable, such motion, order or material shall be delivered as soon as reasonably practicable prior to filing), and consult in good faith with counsel to the Secured Notes Ad Hoc Group and counsel to the Unsecured Notes Ad Hoc Group regarding the form and substance of any such proposed filing with the Bankruptcy Court; and

(i)

seek entry of the Approval Order and timely file a formal written response in opposition to any objection filed with the Bankruptcy Court by any Person with respect to the approval of this Agreement or any of the terms contained herein.

Section 5.    Representations, Warranties, and Covenants. Each of the applicable Parties represents, warrants and covenants as to itself only, severally and not jointly, to each other Party, as of the RSA Effective Time, as follows (each of which is a continuing representation, warranty, and covenant):

5.01.    Enforceability. It is validly existing and in good standing under the laws of the state or jurisdiction of its organization or incorporation, and this Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as may be limited by applicable laws relating to or limiting creditors’ rights generally (including the Bankruptcy Code) or by equitable principles or a ruling of the Bankruptcy Court.

5.02.    No Consent or Approval. Except as expressly provided in this Agreement or in the Bankruptcy Code (including, with respect to the Company, the approval of the Bankruptcy Court), no registration or filing with, consent or approval of, or notice to, or other action is required by any other Person in order for it to carry out the Restructuring in accordance with the Restructuring Term Sheet or to perform its respective obligations under this Agreement.

5.03.    Power and Authority. It has all requisite power and authority to enter into this Agreement and, subject to the Company obtaining necessary Bankruptcy Court approvals, to carry out the Restructuring and to perform its respective obligations under this Agreement.

5.04.    Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary actions on its part (subject with respect to the Company, the approval of the Bankruptcy Court). The Company further represents and warrants that the respective boards of directors (or such other governing body) for Bristow Parent and each of the Debtors has approved, by all requisite action, the filing of the Chapter 11 Cases and the pursuit of the Restructuring set forth in the Restructuring Term Sheet.

5.05.    No Conflict. The execution, delivery and performance by it of this Agreement does not: (a) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational document); or (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation to which it is a party.

5.06.    Supporting Noteholder Representations and Warranties. Each Supporting Noteholder represents and warrants to each of the other Parties that, as of the date such Party executes this Agreement, Transferee Joinder or Additional Party Joinder, as applicable: (i) it either (A) is the sole legal and beneficial owner of the aggregate principal amount of Claims and/or amount of Interests set forth on its signature page, in each case free and clear of any pledge, lien, security interest, charge, claim, proxy, voting restriction, right of first refusal or other limitation on disposition of any kind, in each case that is reasonably expected to adversely affect such Supporting Noteholder’s performance of its obligations contained in this Agreement or (B) has full power and authority to vote on and consent to all matters concerning the Claims (including Secured Note Claims and Unsecured Note Claims held pursuant to outstanding Trades) and/or Interests set forth on its signature page subject and to exchange, assign, and transfer such Claims and/or Interests, in the case of any interest in Secured Note Claims or Unsecured Note Claims held pursuant to outstanding Trades, to any customary “reputational out” or comparable carve-out limiting a Secured Noteholder’s or Unsecured Noteholder’s obligation to vote as directed by the purchaser in a Trade; (ii) it is either (A) a qualified institutional buyer as defined in Rule 144A promulgated under the Securities Act of 1933, as amended, or (B) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (either clause (A) or clause (B), an “Accredited Investor”); (iii) any securities acquired by a Supporting Noteholder in connection with the Restructuring described herein and in the Restructuring Term Sheet will be acquired for investment purposes and not with a view to distribution in violation of applicable securities law; (iv) it has made no prior assignment, sale, participation, grant, conveyance or other Transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise Transfer, in whole or in part, any portion of its right, title, or interests in any Claims or Interests that is inconsistent with the representations and warranties of such Supporting Noteholder herein or would render such Supporting Noteholder otherwise unable to comply with this Agreement and perform its obligations hereunder; (v) it is not relying on the Company for any legal or financial advice; (vi) as of the date hereof, it has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person or entity, would prevent it from taking any action required of it under this Agreement; and (vii) it has reviewed or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for the risks inherent in the Restructuring.

Section 6.    Termination.

6.01.    Mutual Termination. This Agreement and the obligations hereunder may be terminated by mutual written consent to terminate this Agreement among: (a) the Company and (b) the Required Supporting Noteholders.

6.02.    Supporting Noteholder Termination. This Agreement and the obligations hereunder shall automatically terminate three business days (or such other notice period as specifically set forth below) following the delivery of written notice from the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders to the other Parties any time after and during the continuance of any of the following events (each, a “Supporting Noteholder Termination Event”); provided that, with respect to the Supporting Noteholder Termination Event in clause (k), this Agreement and the obligations hereunder may be terminated solely by written notice from the Required Supporting Secured Noteholders; provided further that, with respect to the Supporting Noteholder Termination Event in clause (l) within 1 day following such event, this Agreement and the obligations hereunder may be terminated solely by written notice from the Required Supporting Unsecured Noteholders; and provided further that any such Supporting Noteholder Termination Event may be waived in accordance with Section 7.17 hereof:

(a)

other than as disclosed in writing to the Supporting Secured Noteholders and/or their advisors as of the date of the Original RSA, any Debtor or any non-Debtor subsidiary of the Company shall pay or cause to be paid any amount outside the ordinary course of business with respect to executive compensation or benefits, including without limitation any amount contemplated by or in connection with any incentive, retention, bonus or similar plan, in each case without the consent of the Required Supporting Noteholders;

(b)	the Bankruptcy Court shall have entered an order dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case or cases under chapter 7 of the Bankruptcy Code;

(c)

an order denying confirmation of the Plan shall have been entered by the Bankruptcy Court or the Confirmation Order shall have been reversed, vacated or otherwise materially modified in a manner inconsistent with this Agreement or the Plan without the prior written consent of the Required Supporting Noteholders;

(d)

any court of competent jurisdiction or governmental authority, including any regulatory authority, shall have entered a final, non-appealable judgment or order declaring the Restructuring, this Agreement or any material portion hereof to be unenforceable or illegal or enjoining the consummation of a material portion of the Restructuring and such judgment or order is not stayed, dismissed, vacated or modified within three business days following notice thereof to the Company by the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders; provided, however, that (i) if such entry has been made at the request of the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders, then a Supporting Noteholder Termination Event as to the applicable Supporting Class shall not be deemed to have occurred with respect to such judgment or order and (ii) in the case of a stay, upon such judgment or order becoming unstayed and three business days’ notice thereof to the Company by the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders, a Supporting Noteholder Termination Event shall be deemed to have occurred; provided, further, that a ruling by the Bankruptcy Court that the Plan is not confirmable as a result of terms included therein and contemplated by one or more provisions of the Restructuring Term Sheet shall not, by itself, constitute a termination event pursuant to this Paragraph (d);

(e)	any Company Party makes an assignment for the benefit of creditors;

(f)

the Company fails to comply with or achieve the following deadlines (each, a “Case Milestone”) (in each case, with such motions, orders, and other pleadings being consistent with this Agreement and the Restructuring Term Sheet):

(i)	no later than June 28, 2019, entry of the Final Cash Collateral Order;

(ii)	no later than July 12, 2019, the filing of a motion seeking entry of the DIP Order;

(iii)

no later than July 12, 2019, the Backstop Commitment Agreement is fully executed with sufficient backstop commitments to backstop the full amount of the Equity Rights Offering (the “Backstop Commitment Date”);

(iv)	no later than five business days after the Backstop Commitment Date, the filing of the Plan and the Disclosure Statement;

(v)	no later than August 9, 2019, entry of the DIP Order;

(vi)	no later than three business days after the entry of the DIP Order, the DIP Loan is fully drawn;

(vii)

no later than the date that is 7 days after the filing of the Plan and the Disclosure Statement, the filing of a motion seeking entry of the Conditional Disclosure Statement Order by the Bankruptcy Court no later than 7 days after the filing of such motion;

(viii)

in the event that the Bankruptcy Court refuses to enter the Conditional Disclosure Statement Order, entry of a Final Disclosure Statement Order no later than the date that is 40 days after the Bankruptcy Court refuses to enter the Conditional Disclosure Statement Order;

(ix)

60 days after the entry of the Conditional Disclosure Statement Order, or if no Conditional Disclosure Statement Order is entered, 35 days after the entry of a Final Disclosure Statement Order, the entry of the Confirmation Order, the Final Disclosure Statement Order (to the extent entry of a Conditional Disclosure Statement Order has been entered) and the Approval Order by the Bankruptcy Court; and

(x)

no later than the date that is 30 days after the entry of the Confirmation Order, substantial consummation (as defined in section 1101 of the Bankruptcy Code) of the Plan shall have occurred (the “Effective Date”);

(g)

the filing by the Company of any motion or pleading with the Bankruptcy Court that is not consistent in all material respects with this Agreement and the Restructuring Term Sheet, and such motion or pleading is not withdrawn prior to the proposed hearing date in respect of such motion after receipt of notice from the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders to the Company (or, in the case of a motion that has already been approved by an order of the Bankruptcy Court at the time the Company is provided with such notice by the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders, as applicable, such order is not stayed, reversed or vacated within three business days of such notice);

(h)

the Bankruptcy Court grants relief that is inconsistent in any material respect with this Agreement or the Restructuring and such inconsistent relief is not dismissed, vacated or modified to be consistent with this Agreement and the Restructuring within three business days following notice thereof to the Company by the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders;

(i)

the Final Cash Collateral Order is materially amended, terminated or otherwise modified, or the Company or any affiliate thereof seeks any such amendment, termination or modification, in each case without the consent of the Required Supporting Secured Noteholders;

(j)

the occurrence of an event giving rise to the Prepetition Term Lenders’ or the Supporting Secured Noteholders’ right to terminate the use of cash collateral under the terms of the Cash Collateral Order then in effect that has not been waived or timely cured in accordance therewith; provided, however, that if such occurrence is primarily the result of a breach by any Supporting Noteholder, then such Supporting Noteholder shall not be entitled to declare or assert the existence of such Supporting Noteholder Termination Event with respect to such occurrence;

(k)

the failure of the Unsecured Backstop Parties to execute the Backstop Commitment Agreement with respect to 100% of the Unsecured Rights by July 9, 2019; provided, however, that if the Unsecured Backstop Parties have failed to execute the Backstop Commitment Agreement with respect to 100% of the Unsecured Rights by such date, any unsubscribed portion of the Unsecured Rights shall be offered to the Secured Backstop Parties, and this termination event shall only be effective if the Secured Backstop Parties shall not have subscribed for such deficiency by July 12, 2019; provided, further, that the right to fund any such deficiency shall be offered first to other Unsecured Backstop Parties before being offered to the Secured Backstop Parties;

(l)

the failure of the Secured Backstop Parties to execute the Backstop Commitment Agreement with respect to 100% of the Secured Rights by July 9, 2019; provided, however, that if the Secured Backstop Parties have failed to execute the Backstop Commitment Agreement with respect to 100% of the Secured Rights by such date, any unsubscribed portion of the Secured Rights shall be offered to the Unsecured Backstop Parties, and this termination event shall only be effective if the Unsecured Backstop Parties shall not have subscribed for such deficiency by July 12, 2019; provided, further, that the right to fund any such deficiency shall be offered first to other Secured Backstop Parties before being offered to the Unsecured Backstop Parties;

(m)

the occurrence of an event giving rise to the right of the Required Backstop Parties to terminate the Backstop Commitment Agreement that has not been waived or timely cured in accordance therewith; provided, however, that if such occurrence is primarily the result of a breach by any Supporting Noteholder, then such Supporting Noteholder shall not be entitled to declare or assert the existence of such Supporting Noteholder Termination Event with respect to such occurrence;

(n)

any of the following shall have occurred: (i) the Company or any affiliate of the Company shall have filed any motion, application, adversary proceeding or cause of action (A) challenging the validity, enforceability, perfection or priority of, or seeking avoidance or subordination of any of the Claims of the Prepetition Term Lenders, the Secured Noteholders, the DIP Lenders or the Unsecured Noteholders, or any of the liens securing the Claims of the Prepetition Term Lenders, the Secured Noteholders or the DIP Lenders, or (B) otherwise seeking to impose liability upon or enjoin the Prepetition Term Lenders, the Secured Noteholders or the Unsecured Noteholders (other than with respect to a breach of this Agreement); or (ii) the Company or any affiliate of the Company shall have supported any motion, application, adversary proceeding or cause of action referred to in the immediately preceding clause (i) filed by a third party, or affirmatively consents (without the consent of the Required Supporting Secured Noteholders (with respect to a motion, application, adversary proceeding or cause of action affecting the Secured Noteholders or the Prepetition Term Lenders) or the Required Supporting Unsecured Noteholders (with respect to a motion, application, adversary proceeding or cause of action affecting the Unsecured Noteholders)) to the standing of any such third party to bring such application, adversary proceeding or cause of action;

(o)

the Company withdraws or revokes the Plan or files, publicly proposes or otherwise supports, any (i) Alternative Transaction or (ii) amendment or modification to the Restructuring containing any terms that are inconsistent with the implementation of, and the terms set forth in, the Restructuring Term Sheet unless such amendment or modification is otherwise consented to in accordance with Section 7.17 hereof;

(p)

on or after the RSA Effective Time (or, with respect to a termination by the Required Supporting Secured Noteholders, on or after the effective time of the Original RSA), the Company effects any merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness or other similar transaction outside the ordinary course of business, other than: (i) the commencement of the Chapter 11 Cases; (ii) in accordance with the Budget in such Chapter 11 Cases; or (iii) with the written consent of the Required Supporting Noteholders (or, with respect to any such transaction occurring on or after the effective time of the Original RSA but prior to the RSA Effective Time, the Required Supporting Secured Noteholders);

(q)

on or after the RSA Effective Time (or, with respect to a termination by the Required Supporting Secured Noteholders, on or after the effective time of the Original RSA), the search and rescue helicopter services contract by and between the United Kingdom Department for Transport and Bristow Helicopters Ltd. (or any other Company Party or non-Debtor subsidiary of the Company) or any other material contract of any Company Party ceases to be in full force and effect;

(r)

the Restructuring Documents and any amendments, modifications or supplements thereto filed by the Company include terms that are not consistent in all material respects with this Agreement and the Restructuring Term Sheet and such filing has not been modified or withdrawn within three business days after notice thereof has been given by the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders to the Company;

(s)

the material breach by the Company of any of the undertakings, representations, warranties or covenants of the Company set forth in this Agreement, and such breach shall continue unremedied for a period of five business days after notice thereof has been given by the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders to the Company;

(t)	the Bankruptcy Court shall have entered an order pursuant to section 1104 of the Bankruptcy Code appointing a trustee, receiver or an examiner to operate and manage any of the Company’s businesses;

(u)

the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to material assets of the Debtors without the written consent of the Required Supporting Noteholders;

(v)	the Company loses the exclusive right to file and solicit acceptances of a chapter 11 plan; or

(w)

the failure of the Company to pay the reasonable fees and expenses of the Secured Notes Ad Hoc Group or the Unsecured Notes Ad Hoc Group in accordance with this Agreement and the Cash Collateral Orders, as applicable, which failure shall continue unremedied for a period of seven business days after notice thereof has been given by the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders to the Company.

The Company hereby acknowledges and agrees that the termination of this Agreement and the obligations hereunder as a result of a Supporting Noteholder Termination Event, and the delivery of any notice by the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders pursuant to any of the provisions of this Section 6.02 shall not violate the automatic stay imposed in connection with the Chapter 11 Cases.

6.03.    Company Termination. This Agreement and the obligations, hereunder may be terminated with respect to a Supporting Class by the Company upon three business days’ advance written notice thereof to the Supporting Secured Noteholders and Supporting Unsecured Noteholders upon the occurrence of any of the following events (a “Company Termination Event”) unless (a) to the extent curable, such Company Termination Event has been cured by the applicable Supporting Noteholders during such three business day notice period, or (b) such Company Termination Event is waived in accordance with Section 7.17 hereof:

(a)	the Bankruptcy Court shall enter an order dismissing the Chapter 11 Cases or converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code;

(b)

the date that is fifteen days after the Bankruptcy Court or a court of competent jurisdiction denies, vacates or reverses the Confirmation Order if the Parties are unable to reach agreement after negotiating in good faith on a modified Plan that would address the basis for such denial, vacatur or reversal and, as a result, the Debtors determine it is in the best interests of the Company and its stakeholders to pursue an Alternative Transaction;

(c)

any court of competent jurisdiction or governmental authority, including any regulatory authority, enters a final, non-appealable judgment or order declaring the Restructuring, this Agreement, or any material portion hereof to be unenforceable or illegal or enjoining the consummation of a material portion of the Restructuring and such judgment or order is not dismissed, vacated or modified within three business days following notice thereof by the

Company to the Supporting Secured Noteholders and Supporting Unsecured Noteholders; provided that a ruling by the Bankruptcy Court that the Plan is not confirmable as a result of terms included therein and contemplated by one or more provisions of the Restructuring Term Sheet shall not, by itself, constitute a termination event pursuant to this Paragraph (c);

(d)

any of the covenants of the Supporting Noteholders in this Agreement is (i) breached in any respect by any Supporting Noteholder, and such breach materially impacts the ability of the Parties to consummate the Restructuring, (ii) materially breached by Supporting Secured Noteholders holding in the aggregate more than 50% in principal amount of the aggregate outstanding Secured Notes held by the Supporting Secured Noteholders or (iii) materially breached by Supporting Unsecured Noteholders holding in the aggregate more than 50% in principal amount of the aggregate outstanding Unsecured Notes held by the Supporting Unsecured Noteholders, and, in each case, such breach is not cured within three business days after receipt of notice from the Company to the Supporting Secured Noteholders and Supporting Unsecured Noteholders of such breach;

(e)

the board of directors, board of managers, or such similar governing body of any Debtor determines in good faith based on the advice of counsel of national repute that proceeding with the Restructuring or any of the transactions contemplated thereby would be inconsistent with applicable law or fiduciary obligations under applicable law;

(f)	the occurrence of a Supporting Noteholder Termination Event pursuant to Sections 6.02(k) or (l) hereof;

(g)

the DIP Facility is not fully funded in accordance with the terms of this Agreement and the DIP Term Sheet, and for the avoidance of doubt, in the event of such a termination, the Company may pursue the Original DIP Loan Commitment; or

(h)	the occurrence of a breach of the Backstop Commitment Agreement that is not cured in accordance with the terms thereof.

6.04.    Effect of Termination. Upon the termination of this Agreement, (a) this Agreement shall be of no further force and effect and each Party shall be released from its commitments, undertakings and agreements under or related to this Agreement, and shall have all the rights and remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, and (b) to the extent Bankruptcy Court permission shall be required for a Supporting Noteholder to change or withdraw (or cause to be changed or withdrawn) its vote in favor of the Plan, no Party to this Agreement shall oppose any attempt by such Party to change or withdraw (or cause to be changed or withdrawn) such vote. Nothing in this Section 6.04 shall relieve any Party from (y) liability for such Party’s breach of such Party’s obligations hereunder or (z) obligations under this Agreement that expressly survive termination of this Agreement pursuant to Section 7.25 hereof.

6.05.    Termination Upon Effective Date of Plan. This Agreement shall terminate automatically without further required action or notice upon the Effective Date.

Section 7.    Miscellaneous.

7.01.    Agreement Effective Time. This Agreement shall become effective and binding upon each of the Parties as of the date (the “RSA Effective Time”) when counterpart signatures pages to this Agreement are executed and delivered by (a) the Company, (b) Secured Noteholders holding in the aggregate more than 67% in principal amount of the outstanding Secured Notes and (c) Unsecured Noteholders holding in the aggregate more than 67% in principal amount of the outstanding Unsecured Notes.

7.02.    No Solicitation. This Agreement is not and shall not be deemed to be a solicitation for votes for the acceptance of the Plan (or any other chapter 11 plan) for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise or a solicitation to tender or exchange any securities. The acceptance of the Plan by the Supporting Noteholders and any other party entitled to vote thereon will not be solicited until the Bankruptcy Court enters an order approving the Disclosure Statement and Solicitation Materials.

7.03.    Company Fiduciary Duties. Notwithstanding anything to the contrary contained herein, (a) nothing in this Agreement shall require the Company or any directors, officers, managers or members of the Company or any of its subsidiaries, in such person’s capacity as a director, officer, manager or member of the Company or such subsidiary, to take any action, or to refrain from taking any action, that would breach or be inconsistent with its or their fiduciary obligations under applicable law, and (b) to the extent that such fiduciary obligations, in the sole judgment of the Company, require the Company or any directors, officers or members of the Company to take any such action, or refrain from taking any such action, they may do so without incurring any liability to any Party under this Agreement; provided, however, that nothing in this Section 7.03 shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Supporting Noteholder Termination Event that may arise as a result of any such action or omission.

7.04.    Purpose of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning the Restructuring.

7.05.    Complete Agreement. This Agreement, including all exhibits hereto, is the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreements and all other prior negotiations between and among the Company and the Supporting Noteholders (and their respective advisors), oral or written, between the Parties with respect thereto, to the maximum extent they relate in any way to the subject matter hereof; provided that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and any Supporting Noteholder shall continue in full force and effect in accordance with and only to the extent of their respective terms. No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

7.06.    Admissibility of this Agreement. Each Party agrees that this Agreement, the Restructuring Term Sheet and all documents, agreements and negotiations relating thereto (including any prior drafts of any of the foregoing) shall not, pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, be admissible into evidence or constitute an admission or agreement in any proceeding involving a Party; provided, however, that the final execution versions of this Agreement and the Exhibits thereto may be admissible into evidence or constitute an admission or agreement in any proceeding to assume this Agreement, enforce the terms of this Agreement and/or support the solicitation, confirmation and consummation of the Restructuring.

7.07.    Representation by Counsel. Each Party acknowledges that it has been represented by counsel (or had the opportunity to be so represented and waived its right to do so) in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. This Agreement is the product of arm’s length negotiations among the Parties and its provisions shall be interpreted in a neutral manner and one intended to effect the intent of the Parties. None of the Parties shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

7.08.    Independent Due Diligence and Decision-Making. Each Party confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company.

7.09.    Several, Not Joint Obligations. The agreements, representations, and obligations of the Parties under this Agreement are, in all respects, several and not joint, including among the various Supporting Noteholders. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement.

7.10.    Parties, Succession and Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors, assigns, heirs, executors, estates, administrators and representatives. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as otherwise expressly provided herein. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties (and those permitted assigns under Section 3.03), any benefit or any legal or equitable right, remedy or claim under this Agreement.

7.11.    No Waiver of Participation and Reservation of Rights. Except as expressly provided in this Agreement or the Plan, nothing herein is intended to, nor does, in any manner waive, limit, impair, or restrict any right of any Party or the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, Claims against and interests in the Company. If the Restructuring is not consummated, or following the occurrence of a Supporting Noteholder Termination Event, a Company Termination Event or the termination of this Agreement, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, and the Parties expressly reserve any and all of their respective rights.

7.12.    No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except as expressly set forth in this Agreement.

7.13.    Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement would cause the other Parties to sustain damages for which such Parties would not have an adequate remedy at law for money damages, and therefore each Party agrees that in the sole event of any breach, the other Parties shall be entitled to seek the remedy of specific performance and injunctive or other equitable relief (including attorney’s fees and costs) to enforce such covenants and agreements, in addition to any other remedy to which such nonbreaching Party may be entitled, at law or in equity, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder. Each Party further agrees that no other Party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.13, and each Party (a) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (b) shall cooperate fully in any attempt by the other Party to obtain such equitable relief.

7.14.    Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

7.15.    Transaction Expenses. Unless otherwise paid during the Chapter 11 Cases pursuant to the Cash Collateral Orders or the DIP Order, the Company hereby agrees to pay promptly upon entry of the Approval Order or the DIP Order, on a monthly basis or otherwise in accordance with the terms of the relevant engagement letters and work fee letters, in full, in cash, all accrued and unpaid Transaction Expenses incurred in accordance with the applicable fee letter or engagement letter, so long as this Agreement has not been terminated as to the applicable Party on behalf of which such Transaction Expenses were incurred. For the avoidance of doubt, the Company shall have no obligation hereunder to pay any Transaction Expenses or other amounts accruing post-termination, subject to Section 10.

7.16.    Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Delivery of an executed copy of this Agreement shall be deemed to be a certification by each person executing this Agreement on behalf of a Party that such person and Party has been duly authorized and empowered to execute and deliver this Agreement and each other Party may rely on such certification. Delivery of any executed signature page of this Agreement by telecopier, facsimile or electronic mail shall be as effective as delivery of a manually executed signature page of this Agreement.

7.17.    Amendments and Waivers.

(a)

Any amendment or modification of any term or provision of this Agreement or the Restructuring and any waiver of any term or provision of this Agreement or of the Restructuring or of any default, misrepresentation, or breach of warranty or covenant hereunder shall not be valid unless the same shall be (i) in writing and signed by the Company, the Required Backstop Parties, the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders or (ii) confirmed by email by each of counsel to the Company, counsel to the Secured Notes Ad Hoc Group representing that it is acting with the authority of the Required Supporting Secured Noteholders and counsel to the Unsecured Notes Ad Hoc Group representing that is acting with the authority of the Required Supporting Unsecured Noteholders.

(b)

In determining whether any consent or approval has been given or obtained by the Required Backstop Parties, the Required Supporting Secured Noteholders or the Required Supporting Unsecured Noteholders, any Secured Notes and Unsecured Notes held by any then-existing Supporting Noteholder, as applicable, that is in material breach of its covenants, obligations or representations under this Agreement shall be excluded from such determination, and the Secured Notes and Unsecured Notes held by such Supporting Noteholder, as applicable, shall be treated as if they were not outstanding.

(c)

Any waiver shall not be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, or breach of warranty or covenant.

(d)

The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(e)

Notwithstanding anything to the contrary in this Section 7.17, no amendment, modification or waiver of any term or provision of this Agreement or the Restructuring shall be effective with respect to any Supporting Noteholder without such Supporting Noteholder’s prior written consent to the extent such amendment, modification or waiver materially affects such Supporting Noteholder (in its capacity as a Secured Noteholder or Unsecured Noteholders) in a manner that is disproportionately adverse to such Supporting Noteholder in relation to the other Supporting Noteholders in the applicable Supporting Class.

(f)	Notwithstanding the foregoing provisions of this Section 7.17, no written waiver shall be required of the Company in the case of a waiver of a Supporting Noteholder Termination Event.

7.18.    Notices. All notices (including, without limitation, any notice of termination or breach) hereunder shall be in writing and delivered by email, facsimile, courier or registered or certified mail (return receipt requested) to the email address, address or facsimile number (or at such other address or facsimile number as shall be specified by like notice) as set forth on Exhibit D hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile or email, shall be deemed given when sent, provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next business day for the recipient.

7.19.    Construction. Unless otherwise specified, references in this Agreement to any Section or clause refer to such Section or clause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import in this Agreement refer to this Agreement as a whole, and not to any particular Section or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.

7.20.    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction the remaining terms and provisions hereof.

7.21.    Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof and shall not affect in any way the meaning or interpretation of this Agreement.

7.22.    WAIVER OF TRIAL BY JURY. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED

BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY LEGAL PROCEEDINGS SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

7.23.    Submission to Jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Bankruptcy Court for purposes of any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each Party irrevocably waives, to the fullest extent permitted by applicable laws, any objection it may have now or hereafter to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum.

7.24.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

7.25.    Conflicts. In the event the terms and conditions set forth in the Restructuring Term Sheet and in this Agreement are inconsistent, the Restructuring Term Sheet shall control. In the event of any conflict among the terms and provisions of the Plan, this Agreement and the Restructuring Term Sheet, the terms and provisions of the Plan shall control. In the event of any conflict among the terms and provisions of the Confirmation Order, the Plan, this Agreement and the Restructuring Term Sheet, the terms of the Confirmation Order shall control. In the event of any conflict among the terms and provisions of this Agreement, the Restructuring Term Sheet and the Cash Collateral Orders, the terms and provisions of the Cash Collateral Orders shall control. In the event of any conflicts among the terms and provisions of this Agreement, the Restructuring Term Sheet, the Cash Collateral Orders and the DIP Credit Agreement, the DIP Credit Agreement shall control. Upon execution of the Restructuring Documents, in the event of any conflict among the terms and provisions thereof and of this Agreement or the Restructuring Term Sheet, the applicable Restructuring Document shall control. Notwithstanding the foregoing, nothing contained in this Section 7.25 shall affect, in any way, the requirements set forth herein for the amendment of this Agreement.

7.26.    Survival. Notwithstanding the termination of this Agreement pursuant to Section 6 or Section 10 hereof, the agreements and obligations of the Parties in this Section 7, Section 6.04 and Section 10 shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

Section 8.    Forbearance. Commencing as of the RSA Effective Time and so long as this Agreement has not been terminated, the Supporting Noteholders hereby (y) agree that such Supporting Noteholders shall not, and shall not request that the Secured Notes Trustee, the 6.25% Senior Notes Trustee or the Convertible Notes Trustee, as applicable, and (z) direct the Secured Notes Trustee, the 6.25% Senior Notes Trustee and the Convertible Notes Trustee, as applicable, not to (a) declare the Secured Notes, the 6.25% Senior Notes or the Convertible Notes to be immediately due and payable or (b) exercise any rights or remedies available under the Secured Notes Indenture, the 6.25% Senior Notes Indenture or the Convertible Notes Indenture, as applicable, or applicable law, rule, regulation or order (the “Forbearance”). Bristow Parent and the Guarantors acknowledge and agree that the Forbearance is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Secured Notes Indenture, the 6.25% Senior Notes Indenture, or the Convertible Notes Indenture or any other Secured Notes Document, 6.25% Senior Notes Document or Convertible Notes Document are intended pursuant to this Section 8 to (or shall) be affected hereby, all of which remain in full force and effect unaffected hereby. By their delivery of an executed copy of this Agreement to the Secured Notes Trustee, the Supporting Secured Noteholders (who hold at least 25% in principal amount of the outstanding Secured Notes) hereby direct the Secured Notes Trustee hereunder to forbear from taking any of the actions specified in clauses (a) and (b) of the first sentence of this paragraph. By their delivery of an executed copy of this Agreement to the 6.25% Senior Notes Trustee, the Supporting Unsecured Noteholders (who hold at least 25% in principal amount of the outstanding 6.25% Senior Notes) hereby direct the 6.25% Senior Notes Trustee to forbear from taking any of the actions specified in clauses (a) and (b) of the first sentence of this paragraph. By their delivery of an executed copy of this Agreement to the Convertible Notes Trustee, the Supporting Unsecured Noteholders (who hold at least 25% in principal amount of the outstanding Convertible Notes) hereby direct the Convertible Notes Trustee to forbear from taking any of the actions specified in clauses (a) and (b) of the first sentence of this paragraph.

Section 9.    Disclosure. The Supporting Noteholders hereby consent to the disclosure of the execution and contents of this Agreement by the Company in the Plan, the Disclosure Statement, the other documents required to implement the Restructuring and any filings by the Company with the Bankruptcy Court or as required by law or regulation; provided, however, that the Company shall not, without the applicable Supporting Noteholder’s prior consent, (a) use the name of any Supporting Noteholder or its controlled affiliates, officers, directors, managers, stockholders, members, employees, partners, representatives or agents in any press release or public filing or (b) disclose the individual holdings of any Supporting Noteholder to any person, but may disclose the aggregate Secured Note, 6.25% Senior Note and Convertible Note holdings, respectively, in three single amounts of (i) all of the Secured Notes held by the Supporting Noteholders, (ii) all of the 6.25% Senior Notes held by the Supporting Noteholders and (iii) all of the Convertible Notes held by the Supporting Noteholders; provided, further, that the Company shall redact any such information set forth in the foregoing clauses (a) and (b) of every Party to this Agreement; provided, further, that, the Company shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, the Claims, and the aggregate amount and percentage of Interests, held by the Supporting Noteholders. The Company, counsel to the Secured Notes Ad Hoc Group and counsel to the Unsecured Notes Ad Hoc Group shall (x) consult with each other before issuing any press release or otherwise making any public statement or filing with respect to the transactions contemplated by this Agreement, (y) provide to the other for review a copy of any such press release or public statement or filing and (z) not issue any such press release or make any such public statement or filing prior to such consultation and review and the receipt of the prior consent of the other Party, unless required by applicable law or regulations of any applicable stock exchange or governmental authority, in which case, the Party required to issue the press release or make the public statement or filing shall, prior to issuing such press release or making such public statement or filing, use its commercially reasonable efforts to allow the other Party reasonable time to comment on such press release or public statement or filing to the extent practicable. The Company shall cause the signature pages attached to this Agreement to be redacted so as to exclude the identities of the Supporting Noteholders and amount of Claims and Interests held by each Supporting Noteholder to the extent this Agreement is filed on the docket maintained in the Chapter 11 Cases, posted on the Company’s website(s) or otherwise made publicly available. Within 24 hours of the RSA Effective Time, the Company shall deliver to the Secured Notes Trustee, the 6.25% Senior Notes Trustee and the Convertible Notes Trustee for circulation to all Secured Noteholders and Unsecured Noteholders a true and correct copy of this Agreement (such copy to be in form and substance acceptable to the Supporting Noteholders and to be redacted in a manner consistent with this Section 9).

Section 10.    Original RSA Amended. This Agreement shall amend, restate, supersede and replace in its entirety the Original RSA with respect to the Parties; provided that the Original DIP Loan Commitment shall remain in full force and effect until such time as the DIP Order is entered by the Bankruptcy Court and the DIP Facility under the DIP Credit Agreement is funded. Upon the occurrence of the RSA Effective Time, all obligations of the Parties arising under the Original RSA shall be of no further effect. Notwithstanding anything to the contrary in this Section 10 or otherwise in this Agreement, upon a termination of this Agreement, the Original RSA and (to the extent such termination occurs prior to the effectiveness of the definitive documentation for the DIP Facility) the Original DIP Loan Commitment shall come back into effect and supersede and replace in its entirety this Agreement, and all obligations of the Parties arising under this Agreement shall be of no further effect except for those set forth in Section 7.27 as surviving any termination of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BRISTOW GROUP INC.

By:	/s/ L. Don Miller
Name:	L. Don Miller
Title:	President and Chief Executive Officer

BRISTOW U.S. LLC

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Manager

BRISTOW ALASKA INC.

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Vice President and Treasurer

BRISTOW HELICOPTERS INC.

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Vice President and Treasurer

BRISTOW HOLDINGS INC.

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Vice President and Treasurer

BRISTOW U.S. LEASING LLC

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Vice President and Treasurer

SUPPORTING SECURED NOTEHOLDERS:

DW Catalyst Master Fund, Ltd. By DW Partners, LP, its investment manager

By:	/s/ Houdin Honarvar
Name:	Houdin Honarvar
Title:	General Counsel/CCO

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

DW-TX, LP By DW Partners, LP, its investment manager

By:	/s/ Houdin Honarvar
Name:	Houdin Honarvar
Title:	General Counsel/CCO

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

DW Value Master Fund, Ltd. By DW Partners, LP, its investment manager

By:	/s/ Houdin Honarvar
Name:	Houdin Honarvar
Title:	General Counsel/CCO

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

Arch Reinsurance LTD.

By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

BlackRock 2022 Global Income Opportunity Trust

By: BlackRock Advisors, LLC as Investment Advisor

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

Strategic Income Opportunities Bond Fund

By: BlackRock Institutional Trust Company, NA, not in its individual capacity but as Trustee of the Strategic Income Opportunities Bond Fund

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V

By: BlackRock Advisors, LLC, its Investment Advisor

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

Master Total Return Portfolio of Master Bond LLC

By: BlackRock Financial Management, Inc., its Registered Sub-Advisor

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

BlackRock Multi-Sector Opportunities Trust

By: BlackRock Advisors, LLC, its Investment Advisor

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

Advanced Series Trust—AST BlackRock/Loomis Sayles Bond Portfolio

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

BGF Fixed Income Global Opportunities Fund

By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

HIGHBRIDGE MSF INTERNATIONAL LTD. (f/k/a 1992 MSF International Ltd.) By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

1992 TACTICAL CREDIT MASTER FUND, L.P. By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, L.P. By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

OAK HILL ADVISORS, L.P., on behalf of certain investment funds and separate accounts that it manages

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING SECURED NOTEHOLDERS:

Funds and/or accounts managed, advised or controlled by Whitebox Advisors LLC or a subsidiary/affiliate thereof.

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	Deputy General Counsel

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING UNSECURED NOTEHOLDERS:

Funds and/or accounts managed, advised or controlled by Bain Capital Credit, LP, or a subsidiary/affiliate thereof.

By:	/s/ Sally Fassler Dornaus
Name:	Sally Fassler Dornaus
Title:	Managing Director

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING UNSECURED NOTEHOLDERS:

Funds and/or accounts managed, advised or controlled by Cove Key Management, LP or a subsidiary/affiliate thereof.

By:	/s/ Jeff Coviello
Name:	Jeff Coviello
Title:	Managing Member

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING UNSECURED NOTEHOLDERS:

Funds and/or accounts managed, advised or controlled by Empyrean Capital Partners, LP or a subsidiary/affiliate thereof.

By:	/s/ C. Martin Meekins
Name:	C. Martin Meekins
Title:	Authorized Person

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING UNSECURED NOTEHOLDERS:

Solus Alternative Asset Management LP, on behalf of funds managed thereby.

By:	/s/ C.J. Lanktree
Name:	C.J. Lanktree
Title:	Partner/Portfolio Manager

[Signature Page to Amended and Restated Restructuring Support Agreement]

SUPPORTING UNSECURED NOTEHOLDERS:

Funds and/or accounts managed, advised or controlled by South Dakota Investment Council or a subsidiary/affiliate thereof.

By:	/s/ Matthew L. Clark
Name:	Matthew L. Clark
Title:	State Investment Officer

[Signature Page to Amended and Restated Restructuring Support Agreement]

Exhibit A

Restructuring Term Sheet

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES NOR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE RSA EFFECTIVE TIME IN THE NEW RESTRUCTURING SUPPORT AGREEMENT DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO. NOTHING HEREIN CONSTITUTES AN AGREEMENT, UNDERSTANDING OR COMMITMENT TO EFFECTUATE OR IMPLEMENT A RESTRUCTURING ON THE TERMS DESCRIBED HEREIN OR ON ANY OTHER TERMS.

RESTRUCTURING TERM SHEET

INTRODUCTION

This term sheet (together with all exhibits, schedules and attachments hereto, this “Term Sheet”) describes the material terms of the Restructuring of the Debtors.

The Restructuring will be accomplished through the Debtors’ Chapter 11 Cases, to implement the Plan described herein and otherwise in form and substance acceptable to the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders and the Required Backstop Parties.

This Term Sheet contemplates entry into an amended and restated restructuring support agreement (the “New Restructuring Support Agreement”) between the Supporting Secured Noteholders, the Supporting Unsecured Noteholders, and the Company. The New Restructuring Support Agreement shall amend, restate, supersede, and replace the Restructuring Support Agreement, dated as of May 10, 2019 (the “Original Restructuring Support Agreement”) in its entirety.

This Term Sheet does not include a description of all the terms, conditions, and other provisions that are to be contained in the definitive documentation governing the Restructuring, which remain subject to negotiation and completion in accordance with the New Restructuring Support Agreement and applicable bankruptcy law. The documents executed to effectuate the Restructuring will not contain any material terms or conditions that are inconsistent in any material respect with this Term Sheet or the New Restructuring Support Agreement.

OVERVIEW OF THE RESTRUCTURING1

In general, the Restructuring contemplates that:

(a)	The Debtors will implement the Restructuring pursuant to the Plan on the terms set forth in this Term Sheet, subject to the following conditions precedent:

i.

The Business Plan and Fleet Plan must be reasonably satisfactory to the Required DIP Lenders, the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders, and the Required Backstop Parties; and

ii.

No materially adverse modifications to the UK SAR contract. The Company’s parent guarantee of the UK SAR contract will “ride through” the Restructuring and otherwise be unimpaired (or reinstated) pursuant to the Plan.

(b)

The Secured Notes Ad Hoc Group or a subset thereof (in such capacity, the “Secured DIP Lenders”), the Unsecured Notes Ad Hoc Group or a subset thereof and certain other holders of the Convertible Notes to the extent consented to by the Required Supporting Unsecured Noteholders (in such capacity, collectively, the “Unsecured DIP Lenders,” and, together with the Secured DIP Lenders, collectively, the “DIP Lenders”) will fund a $150 million super-priority senior secured debtor-in-possession financing facility (the “DIP Facility”), with 50% funded by the Secured DIP Lenders (the “Secured DIP Commitments”) and 50% funded by the Unsecured DIP Lenders (the “Unsecured DIP Commitments”), on the terms and subject to the conditions set forth in the term sheet attached hereto as Exhibit 1 and the DIP Commitment Letters. The existing debtor-in-possession financing commitment of the Secured Notes Ad Hoc Group shall not terminate unless and until the DIP Facility has been approved by the Bankruptcy Court and funded.

(c)

Commitments of the Secured Notes Ad Hoc Group, the Unsecured Notes Ad Hoc Group, and certain other holders of the Convertible Notes that become party to the New Restructuring Support Agreement at or prior to the RSA Effective Time and to the extent consented to by the Required Supporting Unsecured Noteholders:

i.

no later than the execution date of the New Restructuring Support Agreement, the DIP Lenders will severally (and not jointly) commit to fund the DIP Facility (with oversubscription rights as set forth below), on the terms and subject to the conditions set forth in the term sheet attached hereto as Exhibit 1 and the DIP Commitment Letters; and

ii.

the Backstop Parties will severally (and not jointly) commit (the “Backstop Commitments”) to backstop (with oversubscription rights as set forth below) the $400 million Equity Rights Offering (as set forth further herein) of (x) common equity interests (the “Reorganized Common Equity”) and (y) preferred equity interests (the “Reorganized Preferred Equity” and, together with the Reorganized Common Equity, the “Reorganized Equity”), in each case in the Company as reorganized pursuant to the Plan (the “Reorganized Company”) , on the terms and conditions set forth herein and subject to satisfactory due diligence. Except as expressly provided herein, the Reorganized Equity shall be purchased or distributed for all purposes under the New Restructuring Support Agreement in “strips” of (i) 20% of Reorganized Preferred Equity and (ii) 80% of Reorganized Common Equity; and unless stated otherwise, references to distributions of Reorganized Equity herein shall mean strips of Reorganized Preferred Equity and Reorganized Common Equity in such proportion.

[1]	Nothing contained herein shall be construed as a commitment of any member of the Unsecured Notes Ad Hoc Group or the Secured Notes Ad Hoc Group to provide debt or equity financing to the Company.

2

This Term Sheet incorporates the rules of construction as set forth in section 102 of the Bankruptcy Code. Capitalized terms used but not defined in this Term Sheet shall have the meanings ascribed to such terms in the New Restructuring Support Agreement.

DIP Facility/Use of Cash Collateral

The DIP Facility shall have the terms set forth on Exhibit 1 hereto, including that the DIP Facility shall (i) be in the principal amount of $150 million, (ii) be funded 50% by the Secured DIP Lenders (with oversubscription rights) and 50% by the Unsecured DIP Lenders (with oversubscription rights), provided that the DIP Lenders shall be severally (but not jointly) obligated to fund the DIP Facility, provided, further, that if any Secured DIP Lender fails to fund any portion of its Secured DIP Commitment, such portion shall be, first, offered to the remaining Secured DIP Lenders and, second, to the Unsecured DIP Lenders, and provided, further, that if any Unsecured DIP Lender fails to fund any portion of its Unsecured DIP Commitment, such portion shall be, first, offered to the remaining Unsecured DIP Lenders and, second, to the Secured DIP Lenders, (iii) be a single-draw term loan facility, funded in its entirety as soon as reasonably practicable upon entry of the DIP Loan Order, and (iv) include any other modifications to be agreed among the Required DIP Lenders, the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders (provided that all documents and all amendments to or modifications of any document that would have the effect of altering the treatment to be provided to any DIP Lender under the Plan shall be in form and substance acceptable to each DIP Lender affected thereby).

All Parties to the New Restructuring Support Agreement have agreed to support, and not oppose, entry of the Final Cash Collateral Order attached hereto as Exhibit 2.

The proceeds of the DIP Facility shall be used by the Debtors in accordance with a budget to be agreed upon with the Required DIP Lenders.

The “Equitization Consent Fee” means a fee equal to 10% of the amount of the DIP Facility paid in, at the election of each DIP Lender, (a) Reorganized Common Equity or (b) Reorganized Preferred Equity, issued in each case at the Equity Rights Offering Value. The Equitization Consent Fee shall be fully earned upon entry of the DIP Order and payable, and subject to the limitations and conditions, as set forth in the DIP Term Sheet attached hereto as Exhibit 1.

If the maturity of the DIP Facility is accelerated prior to the Effective Date, the Equitization Consent Fee shall be payable as set forth in the DIP Term Sheet attached hereto as Exhibit 1.

3

Rights Offering and Backstop Commitment

The Unsecured Backstop Parties shall severally (but not jointly) backstop $360 million (with oversubscription rights with respect to such amounts), as set forth further herein, and the Secured Backstop Parties shall severally (but not jointly) backstop $40 million (with oversubscription rights with respect to such amounts), as set forth further herein, in each case, of the Equity Rights Offering. To the extent the Unsecured Backstop Parties do not fully backstop such $360 million, any deficiency shall be offered to the Secured Backstop Parties for backstop (but for the avoidance of doubt, there shall be no obligation to fund such deficiency except with the consent of the funding Secured Backstop Party). To the extent the Secured Backstop Parties do not fully backstop such $40 million, any deficiency shall be offered to the Unsecured Backstop Parties for backstop (but for the avoidance of doubt, there shall be no obligation to fund such deficiency except with the consent of the funding Unsecured Backstop Party). For the avoidance of doubt, the right to fund any such deficiency shall be offered first to other Backstop Parties within the same Supporting Class (as defined in the New RSA) before being offered to the Backstop Parties of the other Supporting Class. The “Record Date” for the Equity Rights Offering will be set forth in the order approving the Disclosure Statement.

The proceeds of the Equity Rights Offering shall be used by the Debtors or the Reorganized Company, as applicable, to fund payments under the Plan and for general corporate and strategic purposes as determined by management and the New Board.

All unsecured creditors shall be able to participate in their pro rata share (without oversubscription rights) of up to $360 million of the Equity Rights Offering (the “Unsecured Rights”), and all Secured Noteholders shall have the right to participate in their pro rata share (without oversubscription rights) of up to $40 million of the Equity Rights Offering (the “Secured Rights”) to the extent such holders elect to receive the Secured Rights (as set forth further below in “Plan Treatment of Secured Notes Claims”) and the Reorganized Equity shall be offered in the Equity Rights Offering at the Equity Rights Offering Value. Any unsubscribed portion of the unsecured creditors’ $360 million portion of the Equity Rights Offering shall be purchased by the Unsecured Backstop Parties, and any unsubscribed portion of the Secured Noteholders’ $40 million portion of the Equity Rights Offering shall be purchased by the Secured Backstop Parties, in each case up to such Backstop Party’s commitment under the Backstop Commitment Agreement.

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The Reorganized Common Equity purchased through the Equity Rights Offering shall dilute the Reorganized Common Equity issued under the Plan on account of any pre-petition claims (which Reorganized Common Equity for avoidance of doubt shall be subject to dilution for the MIP).

Backstop Commitment Fee

The Backstop Commitment Fee means a nonrefundable aggregate premium equal to 10% of the aggregate amount of the Equity Rights Offering, excluding any oversubscription amounts, payable in, at the election of each Backstop Party, (a) Reorganized Common Equity or (b) Reorganized Preferred Equity, issued in each case at the Equity Rights Offering Value. The Backstop Commitment Fee shall be fully earned upon entry of an order approving the Backstop Commitment Agreement (other than by Backstop Parties who default in their obligations under the Backstop Commitment Agreement) and payable upon earlier of the consummation of the Plan and the termination of the Backstop Commitment Agreement.

If the Backstop Commitment Agreement is terminated prior to the Effective Date for any reason other than the breach of the Backstop Parties, the Backstop Commitment Fee shall be payable to the Backstop Parties in cash in an amount equal to 5% of the aggregate amount of the Equity Rights Offering, excluding any oversubscription amounts, within three (3) business days following the earlier of (a) the closing of an Alternative Transaction and (b) the effective date of a chapter 11 plan; it being understood that a Backstop Party shall not be entitled to the Backstop Commitment Fee under any circumstances if such Backstop Party breaches the Backstop Commitment Agreement. If any of the Backstop Parties fails to satisfy its obligations under the Backstop Commitment Agreement and some or all of the remaining Backstop Parties cure such breach, such curing Backstop Parties shall be entitled to payment of the applicable Backstop Commitment Fee and shall share such Backstop Commitment Fee on a pro rata basis based on participation.

To the extent that the Backstop Commitment Fee is payable in cash, it shall constitute an administrative expense claim against each Debtor, which shall be pari passu with all other administrative expenses.

Reorganized Preferred Equity	The Reorganized Preferred Equity may be issued by the Reorganized Company on the Effective Date. The Reorganized Preferred Equity shall bear an annual dividend of 10%, which shall be paid in kind in additional shares of Reorganized Preferred Equity, and such shares shall be fully convertible into shares of Reorganized Common Equity at the Equity Rights Offering Value, provided that all such terms and all other terms of the Reorganized Preferred Equity, including the issuance thereof, shall be subject in all respects to a Reorganized Equity term sheet to be agreed upon by the Required Backstop Parties, the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders and the Company.

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Equity Rights Offering Value	“Equity Rights Offering Value” means a discount of 30% to the Plan Equity Value, as defined below.

Exit Facility	The Debtors shall conduct a marketing process (the “Exit Facility Marketing Process”) to raise a senior secured or unsecured revolving, term loan or notes facility in an aggregate principal amount of at least $75 million to be arranged and provided by one or more commercial lending institutions.

Plan Treatment of DIP Facility	DIP Facility claims shall be satisfied and discharged in full on the Effective Date in exchange for strips of Reorganized Equity, with such Reorganized Equity issued at the Equity Rights Offering Value, provided that, if any of the Secured DIP Lenders is not a Backstop Party, then, first, any other Secured DIP Lender that is a Backstop Party shall have the option to purchase such DIP Facility claims (in exchange for the payment in full of all principal, interest, fees, expenses and other amounts), and, second, if no other Secured DIP Lender agrees to tender for such DIP Facility claims as set forth herein, then any Unsecured DIP Lender that is a Backstop Party shall have the option to purchase such DIP Facility claims (in exchange for the payment in full of all principal, interest, fees, expenses and other amounts).

Plan Treatment of Prepetition Term Loan

Unless each holder of a Prepetition Term Loan claim agrees otherwise, each holder of a Prepetition Term Loan claim (including pre- and post-petition interest at the contract rate and all other outstanding amounts, to the extent not otherwise paid as adequate protection pursuant to a cash collateral order and not recharacterized or otherwise avoided) shall receive, at the election of the Required Lenders (as defined under the Prepetition Term Loan) and Required Supporting Unsecured Noteholders, either (a) payment in full in cash, or (b) replaced or amended and reinstated, in any case secured by a first lien on substantially all assets of the Company (subject to customary and other agreed exclusions including for the Lombard Financing Facilities), with the same maturity and interest rate as in the Prepetition Term Loan, and with amendments only to the prepayment, financial, reporting and other affirmative and negative covenants in the Prepetition Term Loan credit agreement acceptable to the Required Backstop Parties, the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders, and an amendment fee to be paid to the holders of Prepetition Term Loan claims in connection with such amendments in an aggregate amount to be agreed.

The Prepetition Term Loan will be cancelled and discharged.

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Plan Treatment of Existing Secured Financing and Existing Aircraft Leases	To be determined following the review by the Unsecured Notes Ad Hoc Group and Secured Notes Ad Hoc Group of fleet information and business plan, in working with the Company and its advisors (other than the Lombard (BULL) Financing Facility, which shall receive the treatment set forth below).

Plan Treatment of Secured Notes Claims

Each holder of a Secured Notes Claim (including pre- and post-petition interest at the non-default contract rate and all other outstanding amounts, to the extent not otherwise paid as adequate protection pursuant to a cash collateral order and not recharacterized or otherwise avoided, but not including any make-whole or prepayment premium) (collectively, the “Secured Notes Claims”) shall receive payment of such holder’s Secured Notes Claims in full in cash (including all pre- and post-petition accrued and unpaid interest), unless such holder elects to instead receive payment in full consisting of (a) cash equal to 98% of such holder’s Secured Notes Claims after giving effect to the payment in full in cash of all pre- and post-petition accrued and unpaid interest and any prepayment of the Secured Notes with proceeds from the DIP Facility, plus (b) such holder’s pro-rata share of the Secured Rights, as determined as a percentage of all holders of Secured Notes Claims.

Approximately $75 million of the DIP Facility shall be used, promptly after the funding thereof, to pay down on a dollar-for-dollar basis amounts outstanding (including principal, pre- and post-petition accrued and unpaid interest and all other amounts owed) under the Secured Notes.

The Secured Notes will be cancelled and discharged.

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Plan Treatment of Unsecured Notes Claims

Each holder of a claim on account of the Unsecured Notes that is an accredited investor shall, on account of such claim, receive its pro-rata share of:

(a)   100% of the Reorganized Common Equity, subject to dilution as set forth herein, and

(b)   the Unsecured Rights, as determined as a percentage of all holders of (x) Unsecured Notes Claims held by accredited investors and (y) General Unsecured Claims that do not receive the GUC Cash Treatment (as defined and described below).

Each holder of a claim on account of the Unsecured Notes that is not an accredited investor shall, on account of such claim, receive cash in an amount of its pro-rata share (along with holders of General Unsecured Claims that receive the GUC Cash Treatment) of an amount of cash to be agreed among the Company, the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders, and the Required Backstop Parties in connection with the execution of this Term Sheet (which amounts shall be funded by one or more of such parties in addition to the Backstop Commitments, the “Unsecured Cash Pool”) (such treatment, the “Unsecured Notes Cash Treatment”).

The Unsecured Notes and all other Unsecured Claims in this class will be canceled and discharged.

Plan Treatment of General Unsecured Claims (other than Unsecured Note Claims and Trade Vendor Claims)

Each holder of an Unsecured Claim (other than the Unsecured Notes Claims and the Trade Vendor Claims), including, but not limited to, Unsecured Claims arising under Section 502(g) of the Bankruptcy Code (collectively, “General Unsecured Claims”) shall receive, at the option of such holder, if such holder is an accredited investor, such holder’s pro-rata share of:

(a)   100% of the Reorganized Common Equity, subject to dilution as set forth herein; and

(b)   the Unsecured Rights, as determined as a percentage of all holders of (x) Unsecured Notes Claims held by accredited investors and (y) General Unsecured Claims that do not receive the GUC Cash Treatment; (as defined and described below);

or, to the extent such holder is not an accredited investor or declines the treatment set forth in clause (a) and (b), shall solely receive the treatment set forth in clause (c):

(c)   The Unsecured Cash Pool, distributed pro-rata to all holders of General Unsecured Claims that opt to receive cash in lieu of the treatment set forth in subclause (a) and (b) and holders of the Unsecured Notes that receive the Unsecured Notes Cash Treatment (such treatment set forth in this clause (c), the “GUC Cash Treatment”).

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Exact percentages of Reorganized Common Equity and Unsecured Rights to be allocated to holders of General Unsecured Claims based on the assets and liabilities of each Debtor, on and where such Unsecured Claims reside.

The General Unsecured Claims will be cancelled and discharged.

Treatment of Trade Vendor Claims	Prepetition general unsecured trade vendor claims will be paid in full on the Effective Date or otherwise in the ordinary course of business.

Treatment of the Company’s Guarantee of UK SAR Contract, Lombard (BULL) Financing Facility and Lombard (BALL) Financing Facility, and Certain Customer Contracts

The guarantee of the UK SAR contract by the Company and any of its affiliates shall be unaffected by the Restructuring and shall be unimpaired or reinstated under the Plan.

The Company’s guarantees of Lombard (BULL) Financing Facility and Lombard (BALL) Financing Facility shall be unaffected by the Restructuring and shall be unimpaired or reinstated under the Plan.

The Company’s guarantees of revenue-generating customer contracts (to be identified in the Plan Supplement) generally shall be unaffected by the Restructuring and generally shall be unimpaired or reinstated under the Plan, in each case subject to the reasonable consent of the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders, and the Required Backstop Parties.

Treatment of Lombard (BULL) Financing Facility	Reinstated and unimpaired in accordance with Section 1124 of the Bankruptcy Code.

Treatment of Pension, Employment and Related Claims	Existing employee benefit, insurance, retirement plans and other programs of existing employees will be unaffected by the Restructuring and assumed by (or transferred to) the Reorganized Debtors on the Effective Date, all of which shall be subject to the review and consent of the Required Backstop Parties, the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders.

Treatment of Existing Equity Interests in the Company	Cancelled and discharged.

Treatment of Intercompany Interests	Reinstated pursuant to section 1124 of the Bankruptcy Code or canceled, at the option of the Required Backstop Parties, the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders.

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Treatment of Intercompany Claims	Reinstated pursuant to section 1124 of the Bankruptcy Code or canceled, at the option of the Required Backstop Parties, the Required Supporting Secured Noteholders and the Required Supporting Unsecured Noteholders.

KEIP	The Secured Notes Ad Hoc Group and the Unsecured Notes Ad Hoc Group will affirmatively support the Bankruptcy Court’s approval on July 16 of the Company’s Fiscal Year 2020 Performance Incentive Plan (the “Executive KEIP” and Fiscal Year 2020 Non-Executive Incentive Plan (the “Non-Executive KEIP,” and together with the Executive KEIP, the “KEIPs”) in the form presently before the Bankruptcy Court pursuant to the motion requesting approval for such KEIPs, as amended by the Notice filed on June 19 [Dkt. No. 267].

Management Incentive Plan (“MIP”)	Between 5.0% and 10.0% of the Reorganized Common Equity and the Reorganized Preferred Equity on a fully diluted basis (with the the ratio of such Reorganized Common Equity to Reorganized Preferred Equity to be the same as the ratio of all Reorganized Common Equity to Reorganized Preferred Equity held by the average Backstop Party) shall be reserved for the MIP, which (i) shall be reasonably acceptable to the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders and the Required Backstop Parties and (ii) shall further provide that 4.0% of the Reorganized Equity on a fully diluted basis (of which 4.0%, 60% shall be in grants of restricted units and 40% shall be in options) shall be implemented and effective as of the Effective Date of the Plan (such amount of the MIP to be effective on the Effective Date, the “Initial MIP Amount”), on terms and conditions agreed upon by the representatives of the Compensation Committee of the Company, the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders, and the Required Backstop Parties, with the New Board to determine the terms and conditions of the MIP in excess of the Initial MIP Amount. For avoidance of doubt, the MIP shall dilute the Reorganized Equity distributed in the Equity Rights Offering and all other distributions of Reorganized Equity.

Retained Causes of Action	The Reorganized Company shall retain all causes of action as specified in the Plan supplement, including without limitation any claims and causes of action against Columbia Helicopters and chapter 5 causes of action.

Plan Equity Value and Enterprise Value	Equity value consistent with a total enterprise value of $1.35 billion (the “Plan Equity Value”).

Tax Matters	The Restructuring shall be structured in a manner determined by the Required Backstop Parties, the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders and the Company to preserve, to the greatest extent practicable, the Company’s net operating losses and any other of the Company’s tax attributes.

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Organizational and Governance Matters	The members of the board of directors of the Reorganized Company immediately following the Effective Date (the “New Board”) shall include the Chief Executive Officer. The total number of board members, the identity of each other member (with (i) the Secured Notes Ad Hoc Group having the right to choose one board member and (ii) the CEO having consultation rights with respect to the appointment of each other member of the board of directors), and the other organizational, governance and securities registration matters shall be set forth in a term sheet, to be agreed upon in connection with the filing of the Plan, and shall be provided in the new organizational documents in the Plan supplement, and in any case shall include customary minority protection rights for minority shareholders (which shall be reasonably satisfactory to the Required Supporting Secured Noteholders) and all respects subject to the consent of the Required Supporting Unsecured Noteholders, in consultation with the Secured Notes Ad Hoc Group.

Conditions Precedent to the Effective Date

The occurrence of the Effective Date shall be subject to the satisfaction of certain conditions precedent customary in transactions of the type described herein, including, without limitation, the following:

All definitive documentation for the Restructuring shall have been executed and remain in full force and effect, which definitive documentation shall be in form and substance reasonably acceptable to the Reorganized Debtors, the Required Backstop Parties, the Required Supporting Unsecured Noteholders and the Required Supporting Secured Noteholders.

All requisite filings with governmental authorities and third parties shall have become effective, and all such governmental authorities and third parties shall have approved or consented to the Restructuring, to the extent required.

Releases and Exculpation	Effective upon the Effective Date, to the fullest extent permitted by applicable law, each of (i) the Debtors, (ii) the Backstop Parties, (iii) the DIP Lenders, (iv) the Supporting Unsecured Noteholders, (v) the Supporting Secured Noteholders and (vi) each holder of a claim against the Debtors that does not opt out of the releases in the Plan (collectively, the “Released Parties” and the “Releasing Parties”) shall release, acquit and discharge each Released Party and, each Released Party’s current or former directors, members, managers, officers, affiliates, subsidiaries, shareholders, partners, consultants, investment bankers, financial advisors, subsidiaries, principals, employees, agents, managed funds representatives, representatives, accountants, attorneys and other advisors (each a “Representative” and, collectively, the “Representatives”) and

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any Representatives of such Representatives, together with such party’s predecessors, successors, heirs, executors, and assigns, in each case, in their respective capacity as such, from any and all claims, counterclaims, demands, debts, accounts, contracts, liabilities, actions and causes of action arising on or prior to the Effective Date of any kind, nature or description, whether known or unknown, matured or unmatured, foreseen or unforeseen or liquidated or unliquidated, arising in law or equity or upon contract or tort or under any state or federal law or otherwise, arising out of or related to the Restructuring or any other matter relating to the Debtors or their operations, other than any obligation arising under or pursuant to this Term Sheet or any other documentation providing for implementation of the Restructuring.

Approval of the New Restructuring Support Agreement and Backstop Commitment Agreement	The Debtors shall seek entry of the Approval Order. If the Approval Order is not made a part of any confirmation order or otherwise entered on or before entry of the confirmation order, the obligations under the New Restructuring Support Agreement, the Backstop Commitment Agreement, and this Term Sheet may be terminated as set forth in the New Restructuring Support Agreement and Backstop Commitment Agreement, as applicable.

Expense Reimbursement	All reasonable and documented out-of-pocket accrued and unpaid fees, costs, disbursements and expenses of the Backstop Parties, the Secured Notes Ad Hoc Group and the Unsecured Notes Ad Hoc Group, whether incurred prior to, or during any Chapter 11 Cases, including, for the avoidance of doubt, the fees, costs and expenses of Davis Polk & Wardwell LLP, Kramer Levin Naftalis & Frankel LLP, Kirkland & Ellis LLP, Haynes Boone LLP and local (including foreign) counsel in each relevant jurisdiction, as appropriate, and financial advisors (including, for the avoidance of doubt, the fees, costs and expenses of PJT Partners LP, Ducera Partners LLC and Seabury Corporate Advisors LLC)) shall be paid (without duplication) promptly upon entry of the Approval Order, on a monthly basis or otherwise in accordance with the terms of the relevant engagement letters and work fee letters. Any outstanding fees and expenses not paid through the respective engagement letters and work fee letters shall be paid pursuant to the Plan.

Fiduciary Duties	As set forth in the New Restructuring Support Agreement and the Original Restructuring Support Agreement.

Reservation of Rights	The submission of the Term Sheet to the Company is without prejudice to the rights of the Company, the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders and the Required Backstop Parties to negotiate the definitive documentation required to reflect the terms hereto; provided that the Supporting Unsecured Noteholders hereby agree that as long as the New Restructuring Support

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Agreement is in effect (i) to not seek recharacterization of or otherwise challenge the validity, enforceability, priority, any terms of or payments under the Secured Notes, the Prepetition Term Loan or the DIP Loan or any lien, security interest, Claim, Interest or adequate protection in respect of any of the foregoing and (ii) to not seek to disgorge or recharacterize as principal any payment of interest, fees or expenses paid pursuant to the Prepetition Term Loan, the DIP Facility, the Cash Collateral Order, the DIP Loan Order or the Approval Order. The New Restructuring Support Agreement and Backstop Commitment Agreement shall not become effective or binding until the date on which the New Restructuring Support Agreement and Backstop Commitment Agreement are fully executed and effective in accordance with their terms.

Additionally, the terms set forth in the New Restructuring Support Agreement and this Restructuring Term Sheet are a negotiated settlement that assumes the consummation of the Restructuring and the occurrence of the Effective Date, but if the New Restructuring Support Agreement terminates prior to the Effective Date for any reason, none of the terms set forth in the New Restructuring Supporting Agreement or this Restructuring Term Sheet shall be deemed an admission of any kind or binding in any way on any party to the New Restructuring Support Agreement, and all parties’ rights are reserved in the event of the termination of the New Restructuring Support Agreement for any reason, including without limitation, any consent to the use of the cash collateral or the priming of any interest or claims of the Secured Notes Ad Hoc Group by this DIP Facility or otherwise. The Plan Equity Value set forth herein is solely for settlement purposes in connection with the Plan contemplated by the New Restructuring Support Agreement and shall not be used against any party or applied to any other Plan outside of the New Restructuring Support Agreement.

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Exhibit 1

DIP Term Sheet

DIP FACILITY TERM SHEET

This Summary of Proposed Material Terms and Conditions (this “DIP Term Sheet”), dated as of June 26, 2019, sets forth certain terms of the DIP Facility (as defined below) proposed to be provided, subject to the conditions set forth below, by the DIP Lenders (as defined below) to Bristow Group Inc. and Bristow Holdings Company Ltd. III. Those entities that have filed cases under chapter 11 of the Bankruptcy Code, which cases are pending before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re Bristow Group Inc., et al. (DRJ), are referred to, collectively, as the “Debtors” and, such cases, the “Chapter 11 Cases”. This DIP Term Sheet does not constitute a commitment, a contract to provide a commitment, an offer to sell, any solicitation to enter into any transaction, or any agreement by the DIP Lenders to provide the financing described herein.

This DIP Term Sheet amends and supersedes in all respects the prior term sheet dated May 10, 2019 governing the terms of the DIP Facility (the “Prior DIP Term Sheet”).

This DIP Term Sheet does not attempt to describe all of the terms, conditions, and requirements that would pertain to the financing described herein, but rather is intended to be a summary outline of certain basic items, which shall be set forth in final documentation, which documentation shall be acceptable in all respects to the DIP Agent and the Required DIP Lenders (each as defined below) in their sole discretion. All capitalized terms not defined herein shall have the meaning ascribed to them in the commitment letter to which this DIP Term Sheet is attached (the “DIP Commitment Letter”), the New RSA or the Restructuring Term Sheet, as applicable.

Facility

The facility will be a senior, secured super priority, priming debtor-in-possession credit facility (the “DIP Facility”; the loans thereunder, the “DIP Loans”) in the aggregate principal amount of up to $150 million (including any oversubscription amounts with respect thereto, the “Total DIP Commitment”).

The Total DIP Commitment will be available upon entry of the DIP Order (as defined below) and will be available in a single drawing in the amount of the Total DIP Commitment, which such drawing shall be made within 3 business days following entry of the DIP Order. The Total DIP Commitment shall terminate immediately and automatically upon such drawing.

DIP Lenders	(i) The members of the Secured Notes Ad Hoc Group (such members, prior to the funding of the DIP Facility, in their capacity as signatories to the DIP Commitment Letter and, following the funding of the DIP Facility, in their capacity as lenders under the DIP Facility, the “Secured DIP Lenders”) and (ii) the members of the Unsecured Notes Ad Hoc Group and certain other holders of the Convertible Notes to the extent consented to by the Required Supporting Unsecured Noteholders (such members and other holders, prior to the

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funding of the DIP Facility, in their capacity as signatories to the DIP Commitment Letter and, following the funding of the DIP Facility, in their capacity as lenders under the DIP Facility, the “Unsecured DIP Lenders” and, together with the Secured DIP Lenders, the “DIP Lenders”), in each case that have agreed to provide the DIP Facility on the terms and conditions set forth herein and in the DIP Commitment Letter. The “Required DIP Lenders” shall mean, at any time, two or more, unaffiliated DIP Lenders holding greater than 66 and 2/3% of (a) prior to the funding of the DIP Facility, the Total DIP Commitment, and (b) following the funding of the DIP Facility, the aggregated outstanding DIP Loans. The “Supermajority DIP Lenders” shall mean, at any time, two or more, unaffiliated DIP Lenders holding greater than 75% of (a) prior to the funding of the DIP Facility, the Total DIP Commitment, and (b) following the funding of the DIP Facility, the aggregated outstanding DIP Loans.

The DIP Loans shall be funded 50% by the Secured DIP Lenders and 50% by the Unsecured DIP Lenders, subject to the terms and conditions set forth in this DIP Term Sheet and in the DIP Commitment Letter; provided, that in the event that any DIP Lender does not fund its portion of the DIP Facility for any reason, any other DIP Lender shall have the right (but not the obligation) to provide funding for any such deficiency in the DIP Facility, as set forth in greater detail in the Restructuring Term Sheet; provided, further, that the right to fund any such deficiency shall be offered first to other DIP Lenders within the same Supporting Class (as defined in the New RSA) before being offered to DIP Lenders of the other Supporting Class.

DIP Agent	The administrative agent and collateral agent for the DIP Facility (the “DIP Agent”) will be selected by the Required DIP Lenders.

Borrowers	Bristow Group Inc. (“Bristow Parent”) and Bristow Holdings Company Ltd. III (together with Bristow Parent, the “Borrowers” and, collectively with the Guarantors, the “Obligors” and, collectively with all direct and indirect subsidiaries of Bristow Parent, the “Company”).

Guarantors	Each of the subsidiaries of Bristow Parent that is listed on Schedule 1 hereto.

Term	The DIP Facility will mature on the earliest of (i) the effective date of any chapter 11 plan for any of the Debtors, (ii) as directed by the Required DIP Lenders following and during the continuation of any Event of Default (as defined below) under the DIP Facility and (iii) one year following entry of the DIP Order (the first of the foregoing to occur, the “DIP Maturity Date”).

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Interest Rate	LIBOR + 6% per annum paid in cash, monthly in arrears.

Default Interest Rate	2% in excess of the Interest Rate, paid in cash.

Fees

Commitment Fee of 2% (based on the Total DIP Commitment), which shall be fully earned and due and payable to the DIP Lenders by the Borrowers upon entry of the DIP Order; provided, however, that the Commitment Fee shall be reduced, without duplication, dollar for dollar by the amount of any commitment fee previously paid to the DIP Lenders that are members of the Secured Notes Ad Hoc Group pursuant to the Prior DIP Term Sheet, and such reduction shall be applied to such DIP Lenders that previously received a commitment fee.

In addition, the Borrowers shall pay to the DIP Lenders an exit fee equal to 1% of the aggregate principal amount of any DIP Loan repaid or prepaid or that remain outstanding on the DIP Maturity Date, such fee to be fully earned on the closing of the DIP Facility and due and payable on each prepayment or repayment date on the portion of DIP Loans so prepaid or repaid, or on the DIP Maturity Date, as applicable.

Use of Proceeds

The proceeds of the DIP Facility shall be used by the Company in accordance with the Semi-Annual Cash Flow Forecast (as defined below) to provide working capital to the Company, fund the costs of the administration of the Debtors’ bankruptcy cases and the consummation of the restructuring as provided in the Plan, which shall provide for the treatment of the DIP Facility as set forth in this Term Sheet or otherwise as agreed upon by the Debtors and the Required DIP Lenders, in their reasonable discretion.

Approximately $75 million of the DIP Facility will be used, promptly after the funding thereof, to pay down the outstanding Secured Notes; provided that such pay down shall pay on a dollar-for-dollar basis amounts outstanding (including principal, pre- and post-petition accrued and unpaid interest and all other amounts owed, with the exception of any make-whole or prepayment premium) under the Secured Notes.

Mandatory Prepayments	The DIP Loans shall be subject to mandatory prepayments upon certain events to be agreed between the Borrowers and the Required DIP Lenders (including without limitation (a) with the net cash proceeds in excess of $2,000,000 from sales or other dispositions of any assets of Bristow Parent or any of its subsidiaries (other than certain Permitted Asset Sales to be defined in a manner consistent with the credit agreement governing the Prepetition Term Loan), (b) insurance and condemnation proceeds in respect of DIP Collateral

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(with customary reinvestment periods) and (c) upon the incurrence of indebtedness not permitted by the DIP Loan Documents (as defined below)). Notwithstanding the foregoing, each DIP Lender that has executed the Backstop Commitment Agreement shall have the right to decline its allocated portion of any voluntary or mandatory prepayment). For the avoidance of doubt, (i) the Debtors may, in their sole discretion, prepay (without penalty) and replace the portion of the DIP Loan held by any DIP Lender that does not execute and perform under the Backstop Commitment Agreement, and (ii) the Secured DIP Lenders and the Unsecured DIP Lenders that have executed the Backstop Commitment Agreement may agree to replace the portion of the DIP Loan held by any DIP Lender that does not execute and perform under the Backstop Commitment Agreement, as set forth in greater detail in the Restructuring Term Sheet; provided that, in any case, the right to provide any such replacement of any DIP Lender’s portion of DIP Loans shall be offered first to other DIP Lenders within the same Supporting Class before being offered to DIP Lenders of the other Supporting Class.

Conversion/Payment upon Exit

Upon the Effective Date, all outstanding DIP Facility claims (including, without limitation, all accrued interest, fees, expenses and other amounts) held by each DIP Lender shall be satisfied and discharged in full in exchange for an agreed-upon percentage (which agreement shall be as set forth in the restructuring term sheet (as the same may be amended or modified in accordance with its terms, the “Restructuring Term Sheet”) attached to the amended and restated restructuring support agreement dated June 26, 2019 (the “New RSA”) unless the New RSA is no longer in effect) of the equity of Bristow Parent (the “Equity Conversion”) at an agreed-upon discount (which discount shall be the discount set forth in the Restructuring Term Sheet unless the New RSA is no longer in effect) to the equity value (which equity value shall be the equity value set forth in the Restructuring Term Sheet unless the New RSA is no longer in effect), which exchange ratio, discount and equity value shall be acceptable to the Required DIP Lenders.

The Equitization Consent Fee (as defined in the Restructuring Term Sheet) shall be payable to each DIP Lender that executes the Backstop Commitment Agreement and shall be fully earned upon the Bankruptcy Court’s entry of the DIP Order and payable upon the earlier of the DIP Maturity Date and the termination of the New RSA; provided that, if the maturity of the DIP Facility is accelerated prior to the effective date of the Plan, the Equitization Consent Fee shall be payable to each such DIP Lender in cash in an amount equal to 5% of the amount of the funded DIP Facility within three (3) business days following such acceleration; provided, further, that no Equitization Consent Fee shall be due or payable to any DIP Lenders if the New RSA is

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terminated as the result of a failure by the Supporting Noteholders to execute the Backstop Commitment Agreement with respect to 100% of the Backstop Commitments; and provided, further, that no Equitization Consent Fee shall be due or payable to any DIP Lender if (i) such DIP Lender does not fund its commitments under the DIP Commitment Letter or does not execute, and fund its commitments under, the Backstop Commitment Agreement, (ii) there is a default under the Backstop Commitment Agreement or (iii) such other DIP Leader otherwise breaches or causes a default under the New RSA, in each case in the foregoing clause (i), (ii) and (iii), which breach or default results in the termination of the New RSA.

DIP Collateral

The DIP Facility will be granted:

(a)   By the consent of the lenders thereto (which, for the avoidance of doubt, shall be deemed withdrawn and not provided if the New RSA is terminated), first priority priming senior liens on the Prepetition Term Loan Collateral, the collateral securing the Secured Notes, in each case to the extent held by a Debtor Obligor;

(b)   First priority senior liens on all other present and after-acquired unencumbered property or other property otherwise not subject to validly perfected liens (whether tangible, intangible, real, personal or mixed and wherever located) of the Debtor Obligors, including without limitation proceeds of avoidance actions and the DIP Loan Disbursement Account (as defined below);

(c)   Junior liens on (i) all Prepetition Term Loan Collateral held by a non-Debtor Obligor and (ii) all collateral that is subject to validly perfected liens as of the date of filing of the Chapter 11 Cases permitted under the Prepetition Term Loan and the Secured Notes, including collateral securing the equipment financing facilities other than the Bristow U.S. Leasing LLC (“BULL”) equipment financing facility (collectively with the collateral set forth in subclause (i) and clauses (a) and (b) above, the “DIP Collateral”); and

(d)   Superpriority administrative expense claims against all Debtors, subject to the Carve-Out (the “DIP Superpriority Claims”).

Notwithstanding the foregoing, the DIP Facility shall be subject to the Carve-Out (as defined below) in all respects; and the liens on the DIP Collateral shall be junior and subordinate to the Carve-Out. Equipment Facility Lenders means Lombard plc, PK Air Finance, and Macquarie.

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All of the liens securing the DIP Facility described herein shall, to the fullest extent permitted by applicable law and bankruptcy jurisdiction, be effective and perfected upon entry of the DIP Order (except as expressly provided herein) and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements.

Notwithstanding the foregoing, the Company shall take all actions necessary, desirable and/or requested by the DIP Agent or DIP Lenders to create and perfect all liens in the collateral securing the DIP Facility in each jurisdiction in which the DIP Order is not applicable, subject to the Documentation Principles.

In addition, with respect to the DIP Facility, the DIP Order will provide for waivers of section 506(c), section 552(b)’s equities of the case exception, and any right to apply the equitable doctrine of marshaling, among other customary terms and provisions.

Adequate Protection	As adequate protection for the holders of the Secured Notes and the Prepetition Term Lenders during the bankruptcy proceedings (in addition to, and not in limitation of, the adequate protection provided under the Final Cash Collateral Order), under the DIP Order the Company will provide an adequate protection package equivalent to that set forth in the Final Cash Collateral Order attached as Exhibit B to the Restructuring Term Sheet.

DIP Loan Disbursement Account

The DIP Loan Documents shall provide that the Borrowers shall create one or more newly formed accounts maintained in a financial institution acceptable to the Required DIP Lenders (the “DIP Loan Disbursement Account”) owned by Bristow Parent, and subject to a deposit account control agreement (in form and substance satisfactory to the Required DIP Lenders and the DIP Agent), which shall provide, inter alia, that the DIP Agent shall have immediate and sole control over the account (including disbursements therefrom); it being understood that no disbursements therefrom shall be permitted except pursuant to the DIP Order.

The disbursements from the DIP Loan Disbursement Account shall only be made in compliance with the Semi-Annual Cash Flow Forecast for such uses as are specified herein. The Bankruptcy Court shall have approved a final cash management order on or prior to the date of entry of the DIP Order, which shall be in form and substance acceptable to the Required DIP Lenders (the “Interim Cash Management Order” and the “Final Cash Management Order,” as applicable).

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Semi-Annual Cash Flow Forecast	Shall mean the 26-week projected statement of sources and uses of cash for Bristow Parent and its subsidiaries on a consolidated basis, broken down by week, including the anticipated uses of the proceeds of the DIP Loan for each week during such period, in form and detail consistent with the semi-annual cash flow forecast delivered under the Prepetition Term Loan that complies with the definition of the “Cash Flow Forecast” under the credit agreement governing the DIP Facility (the “DIP Credit Agreement”) and is reasonably acceptable to the DIP Agent and the Required DIP Lenders (such forecast, as supplemented in accordance with the DIP Credit Agreement, the “Semi-Annual Cash Flow Forecast,” as applicable). The initial Semi-Annual Cash Flow Forecast shall be received and approved by the DIP Agent and the Required DIP Lenders on or before the funding of the DIP Facility. The Semi-Annual Cash Flow Forecast shall be considered acceptable for the foregoing purposes if it is consistent with the corresponding forecast then being delivered under the Prepetition Term Loan

Reporting

The Borrowers shall provide the DIP Agent, the DIP Lenders, the advisors to the Secured Notes Ad Hoc Group and the advisors to the Unsecured Notes Ad Hoc Group:

(a)   monthly unaudited consolidated financial statements (excluding cash flow statements) of Bristow Parent and its subsidiaries within 20 business days after the end of each fiscal month, commencing with the first full month in which the DIP Loan is funded, certified by Bristow Parent’s chief financial officer, chief accounting officer or treasurer;

(b)   quarterly unaudited consolidated financial statements of Bristow Parent and its domestic and foreign subsidiaries within 45 days of quarter-end for the first three fiscal quarters of the fiscal year, certified by Bristow Parent’s chief financial officer, chief accounting officer or treasurer;

(c)   annual audited consolidated financial statements of Bristow Parent and its subsidiaries (together with consolidating financial statements of Bristow Parent’s foreign subsidiaries) within 90 days of year-end (or 120 days, in the case of the fiscal year ended March 31, 2019), certified by Bristow Parent’s chief financial officer, chief accounting officer or treasurer and, with respect to such consolidated statements, by KPMG or other independent certified public accountants of recognized national standing acceptable to the Required DIP Lenders;

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(d)   (i) on or before the last business day at the end of every four-week period but consistent with the cadence of the reporting currently required by the Prepetition Term Loan, an updated Semi-Annual Cash Flow Forecast; provided that the initial Semi-Annual Cash Flow Forecast shall be received and approved by the DIP Agent and the Required DIP Lenders on or before the funding of the DIP Facility, but shall be considered acceptable if consistent with the most recent forecast that has been delivered under the Prepetition Term Loan; and (ii) on or before the last business day at the end of every two-week period, consistent with delivery schedule under the Prepetition Term Loan, a Variance Report for the immediately preceding week(s) included in the latest Semi-Annual Cash Flow Forecast previously delivered prior to such date under the Prepetition Term Loan or the DIP Credit Agreement, as applicable;

(e)   weekly liquidity reports and detail on all intercompany cash transfers between the Debtors and the Debtors and/or the non-Debtors (along with an explanation of the bona fide business purpose for each such intercompany cash transfer);

(f)   all pleadings, motions and other documents related to the DIP Facility, by the earlier of (i) two business days prior to being filed (and if impracticable, then promptly after being filed) on behalf of the Company with the Bankruptcy Court, or (ii) prior to the time such documents are provided by the Company to the U.S. Trustee; and

(g)   other customary reporting requirements for similar debtor-in-possession financings and other reporting requirements appropriate to the specific transaction, including, without limitation, with respect to litigation, contingent liabilities, ERISA or environmental events and notice and delivery of certain filings made by the Company.

For the avoidance of doubt, financial reporting packages shall include information on Debtor and non-Debtor subsidiaries, including detailed information on Bristow Aviation Holdings Limited and its subsidiaries.

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Conditions Precedent

Conditions precedent to each borrowing under the DIP Facility shall be customary for financings of this type and consistent with the Documentation Principles (as defined below), and shall include, without limitation:

(a)   the preparation, authorization, execution and delivery by the Borrowers and the Guarantors of loan and security documentation, borrowing notices, legal opinions, closing certificates, organizational documents, evidence of authorization and good standing and the Semi-Annual Cash Flow Forecast in each case in customary form and satisfactory to the DIP Agent and the Required DIP Lenders;

(b)   all documents and instruments required to create and perfect the liens in the DIP Collateral shall have been executed and delivered by the Borrowers, the Guarantors and any other necessary persons or entities and be in proper form for filing in the appropriate jurisdiction;

(c)   entry by the Bankruptcy Court of the DIP Order, which shall include approval of the granting of the liens securing the DIP Facility to the DIP Agent with the priority specified herein;

(d)   the representations and warranties of the Borrowers and Guarantors under the DIP Loan Documents shall be true and correct;

(e)   the Borrowers shall have given the DIP Lenders three business days’ notice of any requests for a drawing under the DIP Facility;

(f)   no default under the DIP Loan Documents shall have occurred and be continuing;

(g)   the Prepetition Term Loan shall have been amended or the applicable provisions thereof waived by the Required Lenders (as defined in the credit agreement governing the Prepetition Term Loan) to permit the entry into the DIP Loan Documents in form and substance satisfactory to the Borrowers and the Required DIP Lenders;

(h)   the board of directors of Bristow Helicopters Group Limited shall have approved the entry into the DIP Loan Documents;

(i) the New RSA shall not have been terminated or amended without the consent of the Required DIP Lenders; and

(j) all reasonable and documented fees, costs and expenses owed to the DIP Lenders and advisors to the Secured Notes Ad Hoc Group and Unsecured Notes Ad Hoc Group shall have been paid.

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Representations and Warranties	The DIP Loan Documents will contain customary representations and warranties in form and substance acceptable to the DIP Agent and Required DIP Lenders and consistent with the Documentation Principles, subject to materiality thresholds, carve-outs and exceptions to be agreed, and including, but not limited to, representations that the Borrower and Guarantors do not have any material actual liabilities which have not been disclosed to the DIP Agent and DIP Lenders, and that no defaults under or termination of material agreements (including termination of the U.K. SAR contract) or the exercise of remedies designed to take control thereof have occurred from and after the date of commencement of the Chapter 11 Cases.

Affirmative Covenants

The DIP Loan Documents will contain customary affirmative covenants in form and substance acceptable to the DIP Agent and Required DIP Lenders and consistent with the Documentation Principles, subject to, where appropriate, materiality thresholds, carve-outs and exceptions to be agreed, and including without limitation, requirements:

(a)   to perfect the DIP Agent’s liens on any non-Debtor assets comprising DIP Collateral;

(b)   that all pleadings, motions and other documents related to the DIP Facility filed on behalf of the Debtors be reasonably acceptable to the Required DIP Lenders;

(c)   to provide to the DIP Lenders and their financial advisors access to the financial advisors to the Company upon reasonable prior notice at all times during the Chapter 11 Cases; and

(d)   that the U.K. SAR contract remain in full force and effect, without material modifications or impairments, which would be adverse to the interests of the DIP Lenders, at all times during the Chapter 11 Cases and upon the Debtors’ exit from bankruptcy.

Financial Covenants

The DIP Loan Documents will contain financial covenants applicable to Bristow Parent and its subsidiaries, and acceptable to the DIP Agent and the Required DIP Lenders, limited to compliance with the Semi-Annual Cash Flow Forecast as measured by an appropriate variance test measured and tested on a rolling four-week basis.

On or before the last business day at the end of every second week, consistent with the delivery schedule of such reports being delivered under the Prepetition Term Loan, commencing with the first delivery date occurring under the Prepetition Term Loan following the funding of the DIP Loan, the Company shall deliver to the DIP Agent a variance report (each, a “Variance Report”) for the immediately preceding week(s) included in the latest Semi-Annual Cash Flow Forecast, (A) showing, for each week, actual total cash receipts,

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disbursements, net cash flow, professional fees and capital expenditures, (B) noting therein cumulative variances from projected values set forth for such periods in the relevant Semi-Annual Cash Flow Forecast, (C) providing an explanation for all material variances in form and substance satisfactory to the DIP Agent acting at the direction of the Required DIP Lenders and (D) setting forth in reasonable detail calculations, made consistent with the terms of the DIP Credit Agreement and otherwise using customary methods, demonstrating compliance with the below.

On the delivery of each Variance Report following the effective date of the DIP Facility (each, a “Test Date”):

(i) commencing with the Test Date corresponding to the applicable period for which a variance report is then being delivered under the Prepetition Term Loan following the date of the funding of the DIP Loan, the total operating disbursements of the Company for the applicable period described in the immediately following proviso, shall not exceed the sum of the aggregate amount forecasted therefor in the Semi-Annual Cash Flow Forecast for such period by more than 10% of the forecasted amount; provided that, with respect to the Test Date for which the corresponding requirement would apply under the Prepetition Term Loan, the applicable Variance Report shall cover the immediately preceding four-week period ending prior to such Test Date. Certification of compliance with this covenant shall be provided for such Test Date, concurrently with delivery of each Variance Report and shall have been certified by a responsible officer of either Borrower and be in a form satisfactory to the advisors to the DIP Agent and the Required DIP Lenders; and

(ii) commencing with the Test Date corresponding to the applicable period for which a variance report is being delivered under the Prepetition Term Loan, the total receipts of the Company in the period covered by such Variance Report, shall not be less than 80% of the sum of the aggregate amount forecasted therefor in the Semi-Annual Cash Flow Forecast relevant for the immediately preceding six-week period.

On August 2, 2019, if the DIP Loans have been borrowed, the first two weeks forecasted will be from the previous Semi-Annual Cash Flow Forecast and the last four weeks forecasted will be from the latest Semi-Annual Cash Flow Forecast, provided that the previous and latest Semi-Annual Cash Flow Forecasts, respectively, are satisfactory to the Required DIP Lenders (otherwise the variance will be based upon the last Semi-Annual Cash Flow Forecast that was acceptable to the Required DIP Lenders). Testing in future periods will follow the logic above. Certification of compliance with this covenant shall be provided for such Test Date, concurrently with

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delivery of each Variance Report, and shall have been certified by a responsible officer of the Company and be in a form satisfactory to the advisors to the DIP Agent and the Required DIP Lenders.

For the avoidance of doubt, the Borrowers shall not be required to provide any Variance Reports using logic or based on timing that differs in any respect from the requirements set forth in Section 6.1 of the Prepetition Term Loan credit agreement.

Negative Covenants	The DIP Loan Documents will contain customary negative covenants in form and substance acceptable to the DIP Agent and the Required DIP Lenders and consistent with the Documentation Principles, subject to, where appropriate, materiality thresholds, carve-outs and exceptions to be agreed, and including, but not limited to, negative covenants prohibiting incurrence of additional debt by Bristow Parent, the Borrowers and their respective foreign and domestic subsidiaries and the incurrence of any lien not currently existing on their respective assets and otherwise restricting fundamental changes, loans and other investments, restricted payments, asset sales, affiliate transactions (outside the ordinary course of business), restrictive agreements, hedging transactions, amendments to material documents and accounting changes.

Events of Default

The DIP Loan Documents will contain customary events of default (each, an “Event of Default”) (with, where appropriate, customary materiality thresholds, grace periods and exceptions) in form and substance appropriate for debtor-in-possession financings and the specific transaction, and which shall be acceptable to the DIP Agent and the Required DIP Lenders and consistent with the Documentation Principles, including without limitation:

(a)   failure to make any payment when due of the fees and expenses of the professional advisors to the secured parties under the DIP Loan Documents;

(b)   bankruptcy or other insolvency events of direct or indirect non-Debtor subsidiaries of the Borrower other than as a result of the commencement of the Chapter 11 Cases;

(c)   failure or invalidity in any respect of liens granted pursuant to the DIP Order or failure in any respect to maintain the priority thereof as specified herein or in the DIP Order;

(d)   the termination of or other exercise of remedies by the U.K. government under the U.K. SAR contract;

(e)   the making of any payments in respect of prepetition obligations other than as agreed to by the Required DIP Lenders;

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(f)   the entry of an order of the Bankruptcy Court granting any claim, other than as permitted under the DIP Loan Documents including any carve-out for administrative expenses, superiority administrative expense claim status pari passu with or senior to the claims in favor of the DIP Lenders under the DIP Facility;

(g)   noncompliance by any Obligor or any of its subsidiaries with the terms of the DIP Order;

(h)   failure to comply with any of the Case Milestones (provided, however, that the parties shall work in good faith to extend the Case Milestones to the extent necessary to accommodate the schedule of the Bankruptcy Court);

(i) (i) entry of an order dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, or any filing by the Debtors of a motion or other pleading seeking entry of such an order; (ii) a trustee, responsible officer or an examiner having expanded powers (beyond those set forth under section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1104 of the Bankruptcy Code (other than a fee examiner) is appointed or elected in the Chapter 11 Cases, the Debtors apply for, consent to or acquiesce in, any such appointment, or the Bankruptcy Court shall have entered an order providing for such an appointment, in each case without the prior written consent of the Required DIP Lenders in their sole discretion; (iii) the entry of an order staying, reversing, vacating or otherwise modifying the DIP Order, or the filing by the Debtors of an application, motion or other pleading seeking entry of such an order; (iv) without the consent of the Required DIP Lenders, the entry of an order in any of the Chapter 11 Cases seeking authority to use cash collateral (other than with the prior written consent of the Required DIP Lenders) or to obtain financing under section 364 of the Bankruptcy Code (other than the DIP Facility); (v) without the consent of the Required DIP Lenders the entry of an order in any of the Chapter 11 Cases granting adequate protection to any other person (which, for the avoidance of doubt, shall not apply to any payments made pursuant to “first day” or other orders reasonably acceptable to the Required DIP Lenders) or (vi) the filing or support of any pleading by any Obligor (or any direct or indirect parent thereof) seeking, or otherwise consenting to, any of the matters set forth in clauses (i) through (v) above;

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(j) the termination of the New RSA;

(k)   the commencement of any action by any Obligor or any direct or indirect subsidiary of any Obligor against any of the prepetition secured parties with respect to any of the obligations or liens under or with respect to the Secured Notes or the Prepetition Term Loan, or any of the obligations under or with respect to the Unsecured Notes;

(l) breach of covenants, including, without limitation, failure to comply with the Semi-Annual Cash Flow Forecast (subject to any permitted variance);

(m) material breach of representations and warranties;

(n)   the filing of a chapter 11 plan by the Company pursuant to which (i) the DIP Loan claims of the DIP Lenders that have executed and performed under the Backstop Commitment Agreement would receive any treatment other than the Equity Conversion, unless the Supermajority DIP Lenders have provided their written approval, or (ii) the DIP Loan claims of the DIP Lenders that have not executed the Backstop Commitment Agreement would receive payment in full in cash, unless such affected DIP Lender’s consent;

(o)   failure to make any payment when due on the DIP Loans and all other obligations relating to the DIP Loans and the DIP Facility or any other payments due to the secured parties under the DIP Loan Documents; and

(p)   the entry by the Bankruptcy Court of (i) an order or orders granting relief from the automatic stay to a holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any of the Debtors’ assets or (ii) a postpetition judgment or judgments of any U.S. court against any Debtor, in each case, which have a value in the aggregate in excess of $15,000,000.

Remedies upon an Event of Default	The DIP Loan Documents will allow for remedies by the DIP Agent upon direction by the Required DIP Lenders upon Events of Default in form and substance customary, and which shall be acceptable to the DIP Agent and the Required DIP Lenders and consistent with the Documentation Principles.

Case Milestones	The obligations of the DIP Lenders under the DIP Commitment Letter shall be subject to, and the DIP Credit Agreement will include, the Case Milestones (as defined in the New RSA) set forth in the New RSA.

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Assignments and Participations:

Assignments must be to a Supporting Noteholder (or affiliate thereof or a fund managed or advised thereby) and in a minimum amount of $500,000 (or, if less, the remaining commitments and/or DIP Loans of any assigning DIP Lender) and are subject to the consent of the DIP Agent and the Debtors (such consent not to be unreasonably withheld, conditioned or delayed), except, in each case, with respect to any assignment to a DIP Lender, an affiliate of such a DIP Lender or a fund engaged in investing in commercial loans that is advised or managed by such a DIP Lender or the advisor or manager of such DIP Lender. No consent of the Borrowers shall be required with respect to any such assignment during the existence of an Event of Default.

Participations will be permitted subject to customary limitations on voting rights, except with respect to matters requiring consent from all DIP Lenders or all affected DIP Lenders.

Carve-Out	The Carve-Out shall consist of the aggregate amount needed for (i) accrued but unpaid professional fees, costs and expenses of the Borrower (other than any “success” or similar fees payable to such professionals) and professionals for any official committee of unsecured creditors (the “Committee”), whether allowed before or after the delivery of a Carve-Out Trigger Notice, incurred at any time prior to DIP Agent’s delivery of a Carve-Out Trigger Notice (as defined below), (ii) professional fees, costs and expenses of the Borrower and Committee incurred at any time in the Chapter 11 Cases after delivery of a Carve-Out Trigger Notice not to exceed an agreed amount, and (iii) the payment of fees and expenses pursuant to 28 U.S.C. § 1930 (collectively, the “Carve-Out”). The Carve-Out and any loans under the DIP Facility may not be used to investigate or challenge the validity, perfection, priority, extent, or enforceability of the DIP Facility, the Secured Notes or the liens or security interests securing the DIP Facility or the Secured Notes. “Carve-Out Trigger Notice” means written notice to the Borrower that the Carve-Out is invoked, which notice shall be delivered only after the occurrence and during the continuation of an Event of Default (after giving effect to any applicable grace periods).

Professional Fees and Indemnification	All reasonable and documented out-of-pocket accrued and unpaid fees, costs, disbursements and expenses of the DIP Agent, the Secured Notes Ad Hoc Group, and the Unsecured Notes Ad Hoc Group (including, without limitation, the reasonable and documented fees, costs and expenses of their legal counsel (including, for the avoidance of doubt, the fees, costs and expenses of counsel to the DIP Agent, aviation counsel and local (including foreign) counsel as appropriate), and financial advisors) shall be paid monthly. In addition, the Company shall indemnify the DIP Lenders and each of their respective affiliates and their and their affiliates’ respective officers, directors, employees, agents, advisors, attorneys and representatives.

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Documentation

This term sheet shall be subject to further documentation, including, without limitation, the DIP Credit Agreement, the order(s) approving the DIP Facility, and all the security and collateral agreements (including, without limitation, account control agreements) that are required by, and are in form and substance satisfactory to, the DIP Agent and DIP Lenders (collectively, the “DIP Loan Documents”).

The DIP Credit Agreement shall not become effective or binding until the date on which the DIP Credit Agreement is fully executed and the DIP Order is entered.

Documentation Principles

The DIP Loan Documents will be consistent with the Documentation Principles.

As used herein, “Documentation Principles” means documentation based on and that will be drafted starting from the Prepetition Term Loan Agreement dated as of May 10, 2019; provided that the definitive documentation will be modified (i) to reflect the express terms and conditions set forth in this DIP Term Sheet, (ii) to account for the existence and continuance of the Chapter 11 Cases (including customary representations and warranties, covenants and events of default for facilities of this type) and to include provisions applicable to, appropriate for or customary in debtor-in-possession facilities generally, (iii) to reflect changes in law and market practice, and (iv) as otherwise agreed between the Company and the Required DIP Lenders. Notwithstanding the foregoing or any other provision hereof, certain “thresholds,” “baskets,” “grace periods,” and “cure periods” shall be modified in a customary manner for debtor-in-possession facilities.

Governing Law	State of New York (and, to the extent applicable, the Bankruptcy Code)

Counsel to the Secured Notes Ad Hoc Group	Davis Polk & Wardwell LLP, Daugherty, Fowler, Peregrin, Haught & Jenson and each local counsel retained by the Secured Notes Ad Hoc Group.

Counsel to the Unsecured Notes Ad Hoc Group	Kirkland & Ellis LLP and each local counsel and aviation counsel (if any) retained by the Unsecured Notes Ad Hoc Group.

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Schedule 1 – Guarantors

Bristow Alaska Inc.

BHNA Holdings Inc.

Bristow U.S. LLC

Bristow Helicopters Inc.

Bristow U.S. Leasing LLC

BriLog Leasing Ltd.

Bristow U.S. Holdings LLC

Bristow Helicopter Group Limited

Bristow Holdings Company Ltd.

BL Holdings II C.V.

BL Scotia LP

Bristow Canadian Real Estate Company Inc.

Bristow Canada Holdings Inc.

Bristow Cayman Ltd.

Bristow (UK) LLP

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Exhibit 2

Final Cash Collateral Order

Exhibit B

Transferee Joinder

The undersigned (“Transferee”) hereby (i) acknowledges that it has read and understands the AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT (the “Agreement”), dated as of [●], 2019, by and among Bristow Group Inc., certain subsidiaries thereof party thereto, [Transferor’s Name], certain holders of the 8.75% Senior Secured Notes due 2023 issued by Bristow Group Inc., certain holders of the 6.25% Senior Notes due 2022 issued by Bristow Group Inc. and certain holders of the 4.50% Convertible Senior Notes issued by Bristow Group Inc., and (ii) agrees to be bound by all of the terms and conditions thereof to the extent and in the same manner as if Transferee was a Supporting Noteholder thereunder, and shall be deemed a “Supporting Noteholder” and a “Party” under the terms of the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

Date Executed:             , [        ]

[TRANSFEREE’S NAME]

By:
Name:
Title:

Aggregate Amount of Secured Note Claims (whether owned directly by such Transferee or for which such Transferee, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

Aggregate Amount of 6.25% Senior Note Claims (whether owned directly by such Supporting Unsecured Noteholder or for which such Supporting Unsecured Noteholder, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

Aggregate Amount of Convertible Note Claims (whether owned directly by such Transferee or for which such Transferee, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

Total Principal Amount of any other Claims (whether owned directly by such Transferee or for which such Transferee, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

[Address] Attention: [●] Fax: [●]	Total Principal Amount of Interests (whether owned directly by such Transferee or for which such Transferee, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):
Email: [●]

Exhibit C

Additional Party Joinder

The undersigned (“Additional Party”) hereby (i) acknowledges that it has read and understands the AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT (the “Agreement”), dated as of [●], 2019, by and among Bristow Group Inc., certain subsidiaries thereof party thereto, certain holders of the 8.75% Senior Secured Notes due 2023 issued by Bristow Group Inc., certain holders of the 6.25% Senior Notes due 2022 issued by Bristow Group Inc. and certain holders of the 4.50% Convertible Senior Notes issued by Bristow Group Inc. and (ii) agrees to be bound by the terms and conditions thereof to the extent and in the same manner as if Additional Party was a Supporting Noteholder thereunder, and shall be deemed a “Supporting Noteholder” and a “Party” under the terms of the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

Date Executed: , [ ]

[ADDITIONAL PARTY’S NAME]

By:
Name:
Title:

Aggregate Amount of Secured Note Claims (whether owned directly by such Additional Party or for which such Additional Party, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

Aggregate Amount of 6.25% Senior Note Claims (whether owned directly by such Supporting Unsecured Noteholder or for which such Supporting Unsecured Noteholder, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

Aggregate Amount of Convertible Note Claims (whether owned directly by such Additional Party or for which such Additional Party, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

Total Principal Amount of any other Claims (whether owned directly by such Additional Party or for which such Additional Party, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

[Address] Attention: [●] Fax: [●] Email: [●]	Total Principal Amount of Interests (whether owned directly by such Additional Party or for which such Additional Party, subject to Section 5.06 of this Agreement, has investment or voting discretion or control):

Exhibit D

Notice Provisions

If to the Company:

Bristow Group Inc.

2103 City West Blvd., 4th Floor

Houston, Texas 77042

Attention: Mr. Justin Mogford

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Attention: James R. Prince (jim.prince@bakerbotts.com), Omar Alaniz (omar.alaniz@bakerbotts.com) and Ian E. Roberts (ian.roberts@bakerbotts.com)

-and-

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Attention: Emanuel Grillo (emanuel.grillo@BakerBotts.com)

If to the Supporting Secured Noteholders:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Damian S. Schaible (damian.schaible@davispolk.com) and Natasha Tsiouris (natasha.tsiouris@davispolk.com)

If to the Supporting Unsecured Noteholders:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua A. Sussberg (joshua.sussberg@kirkland.com) and Brian E. Schwartz (brian.schwartz@kirkland.com)

-and-

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Ilinois 60654

Attention: Gregory F. Pesce (gregory.pesce@kirkland.com)